Exhibit 10.1

Published CUSIP Number:

$850,000,000

CREDIT AGREEMENT

Dated as of September 25, 2014

among

REINSURANCE GROUP OF AMERICA, INCORPORATED,

as the Loan Party,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

Swing Line Lender and L/C Issuer,

BANK OF AMERICA, N.A.,

U.S. BANK NATIONAL ASSOCIATION

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Joint Syndication Agents,

and

BARCLAYS BANK PLC,

HSBC BANK USA, NATIONAL ASSOCIATION,

KEYBANK NATIONAL ASSOCIATION,

MIZUHO BANK, LTD.,

ROYAL BANK OF CANADA,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

and

UBS AG, STAMFORD BRANCH

as Co-Documentation Agents,

and

The Other Lenders Party Hereto

J.P. MORGAN SECURITIES LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

U.S. BANK NATIONAL ASSOCIATION

and

WELLS FARGO SECURITIES, LLC,

as Co-Lead Arrangers and Joint Bookrunners

I

(continued)

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CREDIT AGREEMENT – PAGE V

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SCHEDULES

2.01	Commitments and Applicable Percentages

10.02	Administrative Agent’s Office; L/C Issuer’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Loan Notice

B	Swing Line Loan Notice

C	Note

D	Compliance Certificate

E	Assignment and Assumption

F	Loan Party Request and Assumption Agreement

G	Loan Party Notice

H	Tax Forms

CREDIT AGREEMENT – PAGE VII

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of September 25, 2014, among REINSURANCE GROUP OF AMERICA, INCORPORATED, a Missouri corporation (the “Company” and a “Loan Party”), and any Wholly Owned Subsidiary of the Company made a party to this Agreement pursuant to Section 2.14(b) (each a “Loan Party” and, together with the Company, the “Loan Parties”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and BANK OF AMERICA, N.A., U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Joint Syndication Agents.

The Company has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Adjusted Consolidated Net Worth” means, at any time, without duplication, Consolidated Net Worth less consolidated Mandatorily Redeemable Stock (except to the extent deducted in calculating Consolidated Net Worth) plus the aggregate outstanding amount of Hybrid Securities not in excess of the Hybrid Exclusion Amount, in each case, as of such time. Additionally, any mezzanine equity, Perpetual Preferred Stock or other securities issued from time to time by the Company or an affiliated special purpose entity will be accorded the same treatment as given by S&P to such mezzanine equity, Perpetual Preferred Stock or other securities. For the purpose of calculating Adjusted Consolidated Net Worth, Hybrid Securities shall be treated in a manner consistent with S&P’s treatment of such Hybrid Securities as of the later of (x) the date of such Hybrid Securities’ issuance or (y) the Closing Date.

“Administrative Agent” means JPMorgan in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth in Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

CREDIT AGREEMENT – PAGE 1

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Lender” means the Company, a Loan Party, and any Affiliate or Subsidiary of the Company or a Loan Party.

“Aggregate Commitments” means the Commitments of all the Lenders. As of the Closing Date, the Aggregate Commitments are $850,000,000.

“Agreement” means this Credit Agreement.

“Alternative Currency” means each of Euro, British Sterling, Japanese Yen, Hong Kong Dollars, Canadian Dollars and each other currency (other than Dollars) that is approved in accordance with Sections 1.06 and 1.09.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or an L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Reserve Agreements” means documentation and commitments relating to a transaction entered into by the Company and/or its Subsidiaries to finance the regulatory or operational requirements, including regulatory reserve collateral requirements, of an Insurance Company or a Risk Counterparty, including, but not limited to: (i) the creation and financing of Captive Subsidiaries or Risk Counterparties, (ii) the creation and financing of special purpose entities, (iii) entering into reinsurance arrangements or longevity protection agreements with affiliated and non-affiliated parties, (iv) the issuance of notes, securities, or other obligations to affiliated and non-affiliated parties, (v) entering into financial guarantee policies, letter of credit facilities or other obligations, and/or (vi) the making of agreements ancillary to the above.

“Anniversary Date” shall have the meaning set forth in Section 2.15(a).

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act and the UK Bribery Act 2010, as amended from time to time.

“Applicable Insurance Regulatory Authority” means, for any Insurance Company, an insurance commission or similar administrative authority or agency to which such Person is subject.

CREDIT AGREEMENT – PAGE 2

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time (subject to required adjustments as provided in Section 2.18(a)(iv)). If the Commitment of each Lender to make Credit Extensions and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect (giving effect to any subsequent assignments or adjustments as provided in Section 2.18.) The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Rating	Facility Fee	Letter of Credit Fee	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	≥A+ / A1	0.100%	0.775%	0.900%	0.000%
2	A / A2	0.125%	0.875%	1.000%	0.000%
3	A- / A3	0.150%	0.975%	1.100%	0.100%
4	BBB+ / Baa1	0.200%	1.175%	1.300%	0.300%
5	≤BBB / Baa2	0.300%	1.450%	1.575%	0.575%

“Debt Rating” means, as of any date of determination, the rating as determined by S&P and/or Moody’s (collectively, the “Debt Ratings”) of the Company’s non-credit-enhanced, senior unsecured long-term debt; provided that (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest); (b) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (c) if the Company has only one Debt Rating, the Pricing Level of such Debt Rating shall apply; and (d) if the Company does not have any Debt Rating, Pricing Level 5 shall apply.

Initially, the Applicable Rate shall be determined based upon the Debt Rating in effect as of the Closing Date. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

CREDIT AGREEMENT – PAGE 3

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or an L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Arranger” means, collectively, J.P. Morgan Securities LLC, in its capacity as joint lead arranger and joint bookrunner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as joint lead arranger and joint bookrunner, U.S. Bank National Association, in its capacity as joint lead arranger and joint bookrunner, and Wells Fargo Securities, LLC, in its capacity as joint lead arranger and joint bookrunner.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2013, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Consolidated Subsidiaries, including the notes thereto.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the Commitment of each Lender to make Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) LIBOR for an Interest Period of one month plus 1.00%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR.

“Base Rate Loan” means a Loan that bears interest at the Base Rate, plus the Applicable Margin for Base Rate Loans. All Base Rate Loans shall be denominated in Dollars.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Sections 2.01 and 2.02.

CREDIT AGREEMENT – PAGE 4

“British Sterling” means the lawful currency of the United Kingdom.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, a state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located, or a state where an L/C Issuer’s Office is located, and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency;

provided, that, when used in connection with a Eurocurrency Rate Loan for Canadian Dollars or Hong Kong Dollars, the term “Business Day” shall exclude any day on which banks are not open for general business in the principal financial center of the country of that currency.

“Canadian Dollar” means the lawful currency of Canada.

“Captive Subsidiary” means a Wholly Owned Subsidiary, established or utilized to facilitate transactions pursuant to any Alternative Reserve Agreement, that exclusively or primarily insures the risks of an Affiliate.

CREDIT AGREEMENT – PAGE 5

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) an L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“CDOR Screen Rate” has the meaning assigned to it in the definition of “LIBOR.”

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

CREDIT AGREEMENT – PAGE 6

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, as to each Lender, its obligation to (a) make Loans to the Company pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning specified in the introductory paragraph hereto.

“Company Guaranty” means the Company Guaranty made by the Company in favor of the Administrative Agent and the Lenders as provided in Article XI.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Confirming Bank” means, with respect to any Lender or proposed Lender, any other Person which is listed on the NAIC Approved Bank List that has agreed, by delivery of an agreement between such Lender and such other Person in a written agreement satisfactory to the Administrative Agent, to act as a fronting bank to (a) honor the obligations of such Lender in respect of a draft complying with the terms of a Multi-Issuer Letter of Credit, as if, and to the extent, such other Person were the “issuing bank” (in place of such Lender) named in such Multi-Issuer Letter of Credit or (b) issue such Lender’s percentage of each Multi-Issuer Letter of Credit on behalf of such Lender.

CREDIT AGREEMENT – PAGE 7

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated, including as minimum or alternative minimum taxes) or that are franchise, capital stock, net worth or registration Taxes or branch profits Taxes, or similar Taxes that may be based on gross income, but not gross receipts.

“Consolidated Indebtedness” means, at any time, the consolidated Indebtedness of the Company and its Consolidated Subsidiaries determined in accordance with GAAP as of such time and, to the extent not otherwise included as consolidated Indebtedness of the Company and its Consolidated Subsidiaries, Guaranties by the Company or any Consolidated Subsidiary of any funded Indebtedness of a Subsidiary that is not a Consolidated Subsidiary; provided, however, for purposes of calculating the covenant contained in Section 7.10(b), Consolidated Indebtedness shall not include (i) the obligation of the Company or any Subsidiary under letters of credit and under Guaranties of reimbursement obligations with respect to such letters of credit to the extent undrawn (or, if a demand has been made under any such letter of credit, then Consolidated Indebtedness shall not include the portion of the demanded amount that has been repaid), (ii) the obligation of the Company or any Subsidiary under any Insurance Subsidiary Guaranty to the extent no demand has been made or deemed made on such Insurance Subsidiary Guaranty (or, if a demand has been made under such Insurance Subsidiary Guaranty, to the extent the demanded amount has been paid), (iii) the aggregate outstanding Indebtedness evidenced by Hybrid Securities to the extent such Indebtedness does not exceed the Hybrid Exclusion Amount, (iv) Indebtedness under Alternative Reserve Agreements to the extent neither S&P nor Moody’s includes indebtedness under such Alternative Reserve Agreements as financial leverage, (v) any additional mezzanine equity, Perpetual Preferred Stock or other securities issued from time to time by the Company or an affiliated special purpose entity to the extent that they are treated as equity by S&P, (vi) Indebtedness related to Swap Contracts, (vii) Indebtedness related to repurchase and reverse repurchase agreements and (viii) Indebtedness related to obligations under securities lending transactions. For the purpose of calculating Consolidated Indebtedness, Hybrid Securities shall be treated in a manner consistent with S&P’s treatment of such Hybrid Securities as of the later of (x) the date of such Hybrid Securities’ issuance or (y) the Closing Date.

“Consolidated Net Worth” means, at any time, without duplication, the consolidated stockholders’ equity of the Company and its Consolidated Subsidiaries (without any adjustments included in “accumulated other comprehensive income or loss” according to FASB ASC 220).

“Consolidated Subsidiary” means, with respect to any Person at any time, any other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements at such time.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

CREDIT AGREEMENT – PAGE 8

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing, (b) a Swing Line Borrowing, and (c) an L/C Credit Extension.

“Debt Rating” has the meaning specified in the definition of “Applicable Rate.”

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent or any L/C Issuer or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a

CREDIT AGREEMENT – PAGE 9

Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) upon delivery of written notice of such determination to the Company, each L/C Issuer, the Swing Line Lender and each Lender.

“Disclosure Letter” means the letter provided by the Loan Parties to the Administrative Agent and Lenders as of the effective date of this Agreement.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or an L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of any political subdivision of the United States.

“Electronic System” has the meaning specified in Section 6.02.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v), (vi), and (vii) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)). In no event shall an Affiliated Lender be an Eligible Assignee.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

CREDIT AGREEMENT – PAGE 10

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“Euro” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Rate” means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

Eurocurrency Rate =	LIBOR
1.00-Eurodollar Reserve Percentage

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

CREDIT AGREEMENT – PAGE 11

“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Excluded Swap Obligation” means, with respect to the Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of the Guarantor of , or the grant by the Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of the Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Connection Income Taxes (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) or (g) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” means that certain Credit Agreement dated as of December 15, 2011 (as it may have been amended, modified or restated) among the Company, certain additional loan parties, Wells Fargo, as agent, and a syndicate of lenders.

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“Existing Guaranty” means (a) any Guaranty outstanding on the Closing Date, to the extent described in the Disclosure Letter, and (b) any Guaranty that constitutes a renewal, extension or replacement of an Existing Guaranty, but only if (i) at the time such Guaranty is entered into and immediately after giving effect thereto, no Default would exist, (ii) such Guaranty is binding only on the obligor or obligors under the Guaranty so renewed, extended or replaced, (iii) the principal amount of the obligations Guaranteed by such Guaranty does not exceed the principal amount of the obligations Guaranteed by the Guaranty so renewed, extended or replaced at the time of such renewal, extension or replacement and (iv) the obligations Guaranteed by such Guaranty bear interest at a rate per annum not exceeding the rate borne by the obligations Guaranteed by the Guaranty so renewed, extended or replaced except for any increase that is commercially reasonable at the time of such increase.

“Existing Lender” means each lender party to the Existing Credit Agreement.

“Existing Letters of Credit” means the letters of credit issued under the Existing Credit Agreement and more specifically listed in the Disclosure Letter.

“Existing Maturity Date” shall have the meaning set forth in Section 2.15(a).

“Existing Multi-Issuer Letters of Credit” means each Existing Letter of Credit that is a Multi-Issuer Letter of Credit.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Facility Fee” means the facility fee described in Section 2.09(a) hereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to JPMorgan on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means one or more letter agreements, dated on or about August 12, 2014 among the Company, any Arranger and the other parties thereto.

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“Foreign Lender” means a Lender that is not a U.S. Person. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronted Letters of Credit” means the letters of credit issued under Section 2.03 that are not specifically designated as Multi-Issuer Letters of Credit and which are issued by an L/C Issuer.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations issued by such L/C Issuer (other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof) and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans (other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” or “Guaranty” means, as to any Person, any obligation, contingent or otherwise, of such Person (a) to pay any Liability of any other Person or to otherwise protect the holder of any such Liability against loss (whether such obligation arises by virtue of such Person being a partner of a

CREDIT AGREEMENT – PAGE 14

partnership or participant in a joint venture or by agreement to pay, to keep well, to purchase assets, goods, securities or services or to take or pay, or otherwise) or (b) incurred in connection with the issuance by a third Person of a Guaranty of any Liability of any other Person (whether such obligation arises by agreement to reimburse or indemnify such third Person or otherwise). The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means the Company, in its capacity as a guarantor under Article XI of this Agreement.

“HIBOR Screen Rate” has the meaning assigned to it in the definition of “LIBOR.”

“Hong Kong Dollar” means the lawful currency of Hong Kong.

“Hybrid Exclusion Amount” means, on the date of determination, an amount equal to 15% of the sum of (i) the Hybrid Securities outstanding on such date, (ii) Consolidated Indebtedness as of such date (excluding, to the extent otherwise included, Hybrid Securities) and (iii) the Consolidated Net Worth as of such date (excluding, to the extent otherwise included, Hybrid Securities). For the purpose of determining the Hybrid Exclusion Amount, Hybrid Securities shall be treated in a manner consistent with S&P’s treatment of such Hybrid Securities as of the later of (x) the date of such Hybrid Securities’ issuance or (y) the Closing Date.

“Hybrid Securities” shall mean, at any time, trust preferred securities, deferrable interest subordinated debt securities, mandatory convertible debt or other hybrid securities issued by the Company or any other Loan Party that (i) are accorded equity treatment by S&P and (ii) that, by their terms (or by the terms of any security into which they are convertible for or which they are exchangeable) or upon the happening of any event or otherwise, do not mature or are not mandatorily redeemable or are not subject to any mandatory repurchase requirement, at any time on or prior to the date which is six months after the Maturity Date.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBOR.”

“Indebtedness” of any Person means (in each case, whether such obligation is with full or limited recourse) (a) any obligation of such Person for borrowed money, (b) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument, (c) any obligation of such Person to pay the deferred purchase price of property or services, except a trade account payable that arises in the ordinary course of business but only if and so long as the same is payable on customary trade terms, (d) any obligation of such Person as lessee under a capital lease, (e) any Mandatorily Redeemable Stock of such Person owned by any Person other than such Person or a Wholly Owned Subsidiary of such Person (the amount of such Mandatorily Redeemable Stock to be determined for this purpose as the higher of the liquidation preference of and the amount payable upon redemption of such Mandatorily

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Redeemable Stock), (f) any obligation, contingent or otherwise, of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or Guaranty issued by such other Person other than any such reimbursement obligation in respect of performance bonds and letters of credit to provide security for worker’s compensation claims incurred in the ordinary course of business to the extent that such reimbursement obligation does not remain outstanding after it becomes non-contingent, (g) any obligation with respect to Swap Contracts or similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount thereof, (h) any Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person and (i) any Indebtedness of others Guaranteed by such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in subsection (a) of this definition, Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Insurance Company” means any Subsidiary which is engaged primarily in the underwriting of insurance or reinsurance.

“Insurance Subsidiary Guaranty” means any Guaranty issued by the Company or a Subsidiary guaranteeing the liability of any Insurance Company in connection with (a) any reinsurance underwritten by such Insurance Company, (b) an Alternative Reserve Agreement (other than any Alternative Reserve Agreement that is non-recourse to the Company or any Subsidiary) or (c) any reinsurance, insurance or Swap Contract transaction, or other transaction with similar economic characteristics to any of such transactions.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

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“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the relevant Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate (for the longest period for which the applicable Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period; and (b) the applicable Screen Rate for the shortest period (for which such Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Day for such Interest Period.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

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“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Company (or any Subsidiary) or in favor of an L/C Issuer and relating to such Letter of Credit.

“Japanese Yen” means the lawful currency of Japan.

“JPMorgan” means JPMorgan Chase Bank, N.A.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, rules, treaties, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities of any Governmental Authority. The term “Laws” includes FATCA.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage (as the same may be required to be adjusted pursuant to Section 2.18(a)(iv)). All L/C Advances shall be denominated in Dollars.

“L/C Agent” means JPMorgan, in its capacity as an L/C Agent for purposes of issuing Multi-Issuer Letters of Credit under Section 2.03(m), and any other Lender that is designated as an L/C Agent for purposes of issuing such Multi-Issuer Letters of Credit.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed within one Business Day of the date made or refinanced as a Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means JPMorgan in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder; provided, however, that (a) neither JPMorgan nor any other Lender shall be deemed to be an L/C issuer for any Fronted Letters of Credit without the specific consent of such Lender to act as an L/C Issuer for any such Fronted Letters of Credit and (b) the Company shall be entitled to appoint additional Lenders as L/C Issuers with respect to both Fronted Letters of Credit and Multi-Issuer Letters of Credit with (i) the consent of the Administrative Agent, which consent shall not be unreasonably withheld and (ii) the consent of such additional Lender. The term “L/C Issuer” shall be deemed to refer to any additional Lender designated hereunder as an L/C Issuer, and shall include (a) Wells Fargo with respect to Existing Letters of Credit issued by Wells Fargo and (b) Royal Bank of Canada with respect to Existing Letters of Credit issued by Royal Bank of Canada.

“L/C Issuer’s Office” means, with respect to any currency, the address of any L/C Issuer, and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as such L/C Issuer may from time to time notify to the Company and the Lenders.

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“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder. Letters of Credit may be issued in Dollars or in an Alternative Currency. Letters of Credit may be Fronted Letters of Credit, or may be Multi-Issuer Letters of Credit as provided in Section 2.03(m). Each such Letter of Credit shall be issued in a form that complies with regulatory requirements applicable to the Loan Parties.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Liability” of any Person means (in each case, whether with full or limited recourse) any Indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortuous, liquidated or unliquidated, whether arising under contract, applicable Law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

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“LIBO Screen Rate” has the meaning assigned to it in the definition of “LIBOR.”

“LIBOR” means

(a) With respect to any Eurocurrency Rate Loan denominated in any applicable currency (other than Canadian Dollars or Hong Kong Dollars) and for any Interest Period with respect thereto, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for the relevant currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) as of the Specified Time on the Quotation Day for such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable currency, then LIBOR shall be the Interpolated Rate; and provided further that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement;

(b) With respect to any Eurocurrency Rate Loan denominated in Canadian Dollars and for any Interest Period with respect thereto, (i) the average rate for bankers acceptances as administered by the Investment Industry Regulatory Organization of Canada (or any other Person that takes over the administration of such rate) for Canadian Dollars for a period equal in length to such Interest Period as displayed on the CDOR Page of the Reuters screen (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “CDOR Screen Rate”) as of the Specified Time on the Quotation Day for such Interest Period or (ii) if such rate described in subsection (i) is unavailable, the Reference Bank Rate; provided that if the CDOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if an Impacted Interest Period exists with respect to Canadian Dollars, then LIBOR shall be the Interpolated Rate; and provided further that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement;

(c) With respect to any Eurocurrency Rate Loan denominated in Hong Kong Dollars and for any Interest Period with respect thereto, the percentage rate per annum designated as “FIXING @ 11.00” (or any replacement designation or, if not designation appears, the arithmetic average (rounded upwards to five decimal places) of the displayed rates) for the relevant period displayed under the heading “HONG KONG INTERBANK OFFERED RATES (HK DOLLAR)” on the Reuters Screen HIBOR1=R Page or HIBOR2=R Page (as appropriate) (or any replacement Reuters page which displays that rate) (in each case the “HIBOR Screen Rate”) as of the Specified Time on the Quotation Day for such Interest Period;

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provided that if the HIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if an Impacted Interest Period exists with respect to Hong Kong Dollars, then LIBOR shall be the Interpolated Rate; and provided further that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement;

(d) for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent in the manner described in subsection (a) above.

Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement which results in a limitation in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Company under Sections 2.01 and 2.02 or, if the context requires, and in any event without duplication, as a Swing Line Loan under Section 2.04.

“Loan Documents” means this Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17 of this Agreement, the Fee Letter and the Company Guaranty.

“Loan Notice” means a notice of (a) a Borrowing, or a Swing Line Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Parties” has the meaning specified in the introductory paragraph hereto.

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“Mandatorily Redeemable Stock” means, with respect to any Person, any share of such Person’s Equity Interests to the extent that it is (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness or other Obligation of such Person, (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any Person other than such Person or (iii) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings or (b) convertible into Mandatorily Redeemable Stock.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the results of operations, business, properties, or financial condition of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any of the Loan Documents (unless such impairment is a result of the Administrative Agent’s or any Lender’s affirmative actions or omissions) or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Subsidiary” means any Loan Party and any other Subsidiary as to which (a) the aggregate gross revenues of itself and its Subsidiaries (as determined on a consolidated basis in accordance with GAAP) for its most recently ended fiscal year are greater than or equal to 10% of the aggregate gross revenues of the Company and its Consolidated Subsidiaries (as determined on a consolidated basis in accordance with GAAP) for such fiscal year or (b) the aggregate equity capital of itself and its Subsidiaries (as determined on a consolidated basis in accordance with GAAP) at such time are greater than or equal to 10% of the aggregate equity capital of the Company and its Subsidiaries (as determined on a consolidated basis in accordance with GAAP) at such time.

“Maturity Date” means the later of (a) September 25, 2019 and (b) if maturity is extended pursuant to Section 2.15, such extended maturity date as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of each L/C Issuer with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and each L/C Issuer in their reasonable discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

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“Multi-Issuer Letters of Credit” means the letters of credit issued under Section 2.03(m).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Approved Bank List” means the most current “Bank List” of banks or other financial institutions approved by the NAIC.

“NAIC Approved Lender” means (a) any Person that is a bank or other financial institution listed on the NAIC Approved Bank List or (b) any Lender as to which its Confirming Bank is a bank or other financial institution listed on the NAIC Approved Bank List.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-NAIC Lender” means, from time to time, with respect to any Multi-Issuer Letter of Credit, a Lender that is unable due to regulatory restrictions or other legal impediments to issue such Multi-Issuer Letter of Credit because of its relationship to the beneficiary and/or a Lender that is not, or that loses its status as, an NAIC Approved Lender.

“Non-Recourse Subsidiary” means a Subsidiary of the Company that (a) has not guaranteed any Indebtedness of the Company or any Loan Party, (b) does not have any Indebtedness that has been guaranteed by the Company or any other Loan Party and (c) is not a Material Subsidiary.

“Note” means a promissory note made by the Company in favor of a Lender evidencing Credit Extensions made by such Lender to the Company, substantially in the form of Exhibit C.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, that the definition of “Obligations” shall exclude any Excluded Swap Obligations of the Guarantor for purposes of determining obligations of the Guarantor in its capacity as a Guarantor.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of

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formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (i) with respect to Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; (ii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of JPMorgan in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 10.06(d).

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“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Guaranty” means (a) any Guaranty that (i) is an endorsement of a check for collection in the ordinary course of business, (ii) constitutes Indebtedness permitted under Section 7.03, or (iii) is an Insurance Subsidiary Guaranty or (b) any reinsurance, insurance or Swap Contract transaction, or other transaction with similar economic characteristics to any of such transactions.

“Permitted Liens” means

(a) any Lien securing and only securing the obligations of one or more Loan Parties under the Loan Documents;

(b) any Lien securing a tax, assessment or other governmental charge, fee or levy or the claim of a materialman, mechanic, repairman, artisan, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, but only if (i) payment thereof is not overdue by more than 30 days or shall not at the time be required to be made in accordance with Section 6.04(a) or (ii) any such Lien does not in the aggregate materially detract from the value of the Company’s or such Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of the Company or such Subsidiary;

(c) any Lien on the properties and assets of a Subsidiary of any Loan Party securing an obligation owing to such Loan Party;

(d) any Lien consisting of a deposit or pledge made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance, social security or similar Laws or regulations and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice (exclusive of obligations in respect of the payment for borrowed money);

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(e) any Lien arising pursuant to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but only if and so long as the execution or other enforcement thereof is not unstayed for more than 30 days;

(f) any Lien existing on (i) any property or asset of any Person at the time such Person becomes a Subsidiary or (ii) any property or asset at the time such property or asset is acquired by the Company or a Subsidiary, but only, in the case of either (i) or (ii), if and so long as (A) such Lien was not created in contemplation of such Person becoming a Subsidiary or such property or asset being acquired, (B) such Lien is and will remain confined to the property or asset subject to it at the time such Person becomes a Subsidiary or such property or asset is acquired and to fixed improvements thereafter erected on such property or asset, (C) such Lien secures only the obligation secured thereby at the time such Person becomes a Subsidiary or such property or asset is acquired and (D) the obligation secured by such Lien is not in default;

(g) any Lien in existence on the Closing Date to the extent set forth in the Disclosure Letter, but only, in the case of each such Lien, to the extent it secures an obligation outstanding on the Agreement Date to the extent set forth in such Disclosure Letter;

(h) any Lien constituting a renewal, extension or replacement of a Lien constituting a Permitted Lien by virtue of clauses (f) and (g) of this definition, but only if (i) at the time such Lien is granted and immediately after giving effect thereto, no Default would exist, (ii) such Lien is limited to all or a part of the property or asset that was subject to the Lien so renewed, extended or replaced and to fixed improvements thereafter erected on such property or asset and (iii) the principal amount of the obligations secured by such Lien does not exceed the principal amount of the obligations secured by the Lien so renewed, extended or replaced;

(i) nonconsensual Liens incurred in the ordinary course of business in favor of financial intermediaries and clearing agents pending clearance of payments for Investment;

(j) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Loan Parties in excess of those set forth by regulations promulgated by the Board of Governors of the United States Federal Reserve System, and (ii) such deposit account is not intended by the Loan Parties or any Subsidiary to provide collateral to the depository institution;

(k) Liens consisting of deposits made by any Insurance Company with the insurance regulatory authority in its jurisdiction of formation or other statutory Liens or Liens or claims imposed or required by applicable insurance Law or regulation against the assets of any Insurance Company, in each case in favor of all policyholders of such Insurance Company and in the ordinary course of such Insurance Company’s business;

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(l) any Lien on (i) Investments, cash flows and cash balances of any Subsidiary in connection with an Alternative Reserve Agreement, and (ii) Investments and cash balances of any Captive Subsidiary (including the Equity Interests of such Captive Subsidiary) in each case, securing obligations of such Subsidiary and such Captive Subsidiary in connection with an Alternative Reserve Agreement;

(m) any Lien on Investments, cash flows and cash balances of the Company to secure its obligations to a Captive Subsidiary or any Subsidiary in connection with an Alternative Reserve Agreement;

(n) any Lien on Investments, cash flows and cash balances of any Subsidiary (other than any Equity Interests of any Subsidiary) or on cash balances of the Company securing obligations of such Person in respect of (i) letters of credit obtained in the ordinary course of business to support reinsurance liabilities of any Insurance Company, (ii) trust arrangements formed in the ordinary course of business for the benefit of cedents to secure reinsurance recoverables owed to them by any Insurance Company, or (iii) other security arrangements in connection with reinsurance agreements or regulatory requirements;

(o) to secure Indebtedness of the Company or any Subsidiary permitted under Section 7.03 or other obligations, in each case incurred in connection with Alternative Reserve Agreements, any Lien on the following:

(i) Investments and cash balances of the Company or any Subsidiary party to such Alternative Reserve Agreements;

(ii) the Company’s or a Subsidiary’s rights in such Alternative Reserve Agreements and other agreements executed in connection therewith; and

(iii) the Equity Interests of any Captive Subsidiary party to such Alternative Reserve Agreements;

(p) Liens securing repayment of funds advanced to the Company and its Subsidiaries under custody agreements, securities lending arrangements, repurchase and reverse repurchase agreements, securities clearing agreements and similar arrangements entered into in the ordinary course of business, including Alternative Reserve Agreements;

(q) Liens securing the obligations of the Company or any Subsidiary under or in connection with a Swap Contract;

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(r) Liens in connection with any repurchase or reverse repurchase agreement, buy-sell agreement, customer account agreement or similar agreement or instrument on assets or property transferred by the Company or any Subsidiary thereunder, securing the obligation of the Company or such Subsidiary to repurchase or buy such assets or property as well as its other obligations under such repurchase or reverse repurchase agreement, buy/sell agreement, customer account agreement or similar agreement or instrument;

(s) Liens in favor of the Federal Home Loan Bank (the “FHLB”) to secure loans made by the FHLB to the Company or any Material Subsidiary in the ordinary course of business;

(t) easements, zoning restrictions, rights-of-way, covenants, conditions, restrictions and other matters of public record, including liens for taxes and assessments and utility charges and similar encumbrances on real property imposed by Law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Loan Party;

(u) Liens on any real property and personal property relating thereto securing Indebtedness in respect of which (i) the recourse of the holder of such Indebtedness (whether direct or indirect and whether contingent or otherwise) under the instrument creating the Lien or providing for the Indebtedness secured by the Lien is limited to such real property and personal property relating thereto directly securing such Indebtedness or (ii) such holder may not under the instrument creating the Lien or providing for the Indebtedness secured by the Lien collect by levy of execution or otherwise against assets or property of such Loan Party (other than such real property and personal property relating thereto directly securing such Indebtedness) if such Loan Party fails to pay such Indebtedness when due and such holder obtains a judgment with respect thereto, except for recourse obligations that are customary in “non-recourse” real estate transactions;

(v) Liens arising out of any real estate purchase, sale/leaseback transactions or rights of tenants, parties under any lease, sublease or ground lease; and

(w) Liens not otherwise permitted hereunder so long as the aggregate outstanding principal amount of Indebtedness secured thereby does not exceed at the time of the incurrence of any such Indebtedness, $450,000,000.

“Perpetual Preferred Stock” means preferred stock issued from time to time by the Company or an affiliated special purpose entity which preferred stock is not redeemable at the option of the holder thereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

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“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Preferred Securities” shall mean any preferred Equity Interests of such Person that has preferential rights with respect to dividends or redemptions or upon liquidation or dissolution of such Person over shares of common Equity Interests of any other class of such Person.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Public Lender” has the meaning specified in Section 6.02.

“Quotation Day” means, with respect to any Eurocurrency Rate Loan, for any Interest Period, (i) if the currency is British Sterling or Canadian Dollars, the first day of such Interest Period, (ii) if the currency is Euro, two TARGET days before the first day of such Interest Period, or (ii) for any other currency, two Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the LIBOR for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practices in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).

“Recipient” means the Administrative Agent, any Lender, each L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Reference Bank Rate” means the arithmetic mean of the rates per annum (rounded to the nearest 1/100 of 1%) as supplied to the Administrative Agent at its request by its principal Toronto offices as of the Specified Time on the Quotation Day for Loans in Canadian Dollars and for the applicable Interest Period.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Repayment Notice” has the meaning specified in Section 2.05(e).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

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“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the Commitment of each Lender to make Credit Extensions and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans (including a Non-NAIC Lender’s risk participation in Multi-Issuer Letters of Credit) being deemed “held” by such Lender for purposes of this definition). The Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership, limited liability company and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution with respect to any Equity Interest of any Loan Party, or any payment, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Loan Party’s stockholders, partners or members (or the equivalent Person thereof). For purposes of this definition, a “dividend”, “distribution” or “payment” shall include the transfer of any asset or the incurrence of any Indebtedness or other Liability (the amount of any such payment to be the fair market value of such asset or the amount of such obligation, respectively), but shall not include the issuance by a Loan Party to the holder of a class or series of a class of any Equity Interest of the same class and, if applicable, series, other than, in any case, Mandatorily Redeemable Stock.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of

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any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by an L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the L/C Issuers shall determine or the Required Lenders shall require.

“Risk Counterparty” means a third party that either is (i) engaged in the business of writing insurance or reinsurance or (ii) a pension fund or similar entity.

“S&P” means Standard & Poor’s Financial Services, LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or an L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council or the European Union.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council or the European Union, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“SAP” means, for any Insurance Company, the statutory accounting procedures or practices prescribed or permitted by the Applicable Insurance Regulatory Authority applied on a consistent basis.

“Screen Rate” means the CDOR Screen Rate, the HIBOR Screen Rate or LIBO Screen Rate, as applicable.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

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“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Indebtedness” as used in Section 8.01(e) hereof means any particular Indebtedness or Guarantee other than (a) any Indebtedness or Guarantee having an aggregate principal amount (including undrawn committed or available amounts, and including amounts owing to all creditors under any combined or syndicated credit arrangement) of $120,000,000 or less, (b) Indebtedness hereunder, (c) a Swap Contract or (d) Indebtedness under any reinsurance or insurance transaction, or any other transaction with similar economic characteristics, so long as the payment default or acceleration thereunder is being contested in good faith.

“Specified Time” means (i) in relation to a Loan in Canadian Dollars, as of 11:00 a.m. Toronto, Ontario time, (ii) in relation to a Loan in Hong Kong Dollars, as of 11:00 a.m. Hong Kong time and (iii) in relation to a Loan in any other currency, 11:00 a.m. London time.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or an L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or an L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or an L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that an L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Statutory Statement” means, for any Insurance Company, for any fiscal year of such Insurance Company, the most recent annual statement required to be filed with the Applicable Insurance Regulatory Authority and, for any fiscal quarter or other applicable period of such Insurance Company, the statement required by Section 6.02(d), which statement shall be prepared in accordance with SAP.

“subsidiary” means, with respect to any Person, any corporation or other entity of which the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other person performing similar functions are at the time directly or indirectly owned by such Person.

“Subsidiary” means a subsidiary of a Loan Party.

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“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, stable value contracts, swaps designed to cover mortality, longevity or morbidity risks associated with life insurance, annuities or pensions, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to the Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means JPMorgan in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

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“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, deductions, withholdings, assessments or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans, all Swing Line Loans and all L/C Obligations.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.01(f)(ii)(B)(3).

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Wells Fargo” means Wells Fargo Bank, National Association.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person all of the Equity Interests of which (except directors’ qualifying shares) are, directly or indirectly, owned or Controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more of such Subsidiaries; unless otherwise specified, “Wholly Owned Subsidiary” means a Wholly Owned Subsidiary of the Company.

“Withdrawing Lender” has the meaning specified in Section 2.05(e).

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1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, or, in the case of an Insurance Company, SAP, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries (including Hybrid Securities that are given equity treatment) shall be deemed to be carried at 100% of the outstanding

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principal amount thereof and the effects of FASB ASC 825 (or any other Financial Accounting Standard having a similar result or effect) on financial liabilities shall be disregarded. Hybrid Securities shall be treated in a manner consistent with S&P’s treatment of such Hybrid Securities as of the later of (x) the date of such Hybrid Securities’ issuance or (y) the Closing Date.

(b) Changes in GAAP or SAP. If at any time any change in GAAP, or, in the case of an Insurance Company, SAP, (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or SAP, as applicable, (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or SAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or SAP.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Exchange Rates; Currency Equivalents. (a) The Administrative Agent or an L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or an L/C Issuer, as applicable.

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(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or an L/C Issuer, as the case may be.

1.06 Change of Currency. (a) Each obligation of the Loan Parties to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

(d) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto, except as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and non-appealable judgment.

1.07 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

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1.08 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.09 Additional Alternative Currencies. (a) The Company may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders (such approval not to be unreasonably withheld or delayed and subject to Section 2.18 and Section 10.01 with respect to any Defaulting Lender); and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuers (such approval not to be unreasonably withheld or delayed).

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable L/C Issuer thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or such L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the applicable L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.09, the Administrative Agent shall promptly so notify the Company.

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ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Loan”) to the Company in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (a) the Total Outstandings shall not exceed the Aggregate Commitments and (b) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be

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borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the currency of the Loans to be borrowed. If the Company fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the Company fails to specify a Type of Loan in a Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent either by (i) crediting the account of the Company on the books of JPMorgan with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date the Loan Notice with respect to such Borrowing denominated in Dollars is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the Company as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and during the existence of an Event of Default (without prejudice to any other rights that the Lenders may

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have in relation to such Event of Default), Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in JPMorgan’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date (in conformity with Section 2.03(a)(ii)(B)), to issue Letters of Credit denominated in Dollars or an Alternative Currency for the account of the Company, on its own behalf or on behalf of any Wholly Owned Subsidiary, or for the account of any Loan Party on its own behalf, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company (or on behalf of any Wholly Owned Subsidiary) or on behalf of any Loan Party and any drawings thereunder (which, subject to Section 3.06, may be through any domestic or foreign branch or Affiliate of such Lender); provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments, and (y) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Applicable Percentage (as may be required to be adjusted pursuant to Section 2.18(a)(iv)) of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage (as may be required to be adjusted pursuant to Section 2.18(a)(iv)) of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment. Multi-Issuer Letters of Credit may be issued in Dollars or in Alternative Currencies. Each request for a Letter of Credit shall designate whether such Letter of Credit shall be issued as a Multi-Issuer Letter of Credit under Section 2.03(m) or as a Fronted Letter of Credit. This

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Section 2.03 shall apply to all Multi-Issuer Letters of Credit; provided that in the case of any inconsistency between the general provisions of Section 2.03 and Section 2.03(m), the provisions of Section 2.03(m) shall govern Multi-Issuer Letters of Credit. Each request by the Company or a Loan Party for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company or such Loan Party that the L/C Credit Extension so requested complies with the conditions set forth in the provisos to the first sentence of this paragraph. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s and the Loan Parties’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company and the Loan Parties may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall not issue or renew any Letter of Credit, if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal or extension, unless the Lenders have approved such expiry date;

(B) the expiry date of such requested Letter of Credit (including Multi-Issuer Letters of Credit issued under Section 2.03(m)) would occur after the Letter of Credit Expiration Date, unless on and after such Letter of Credit Expiration Date, such Letter of Credit will be Cash Collateralized pursuant to Section 2.17; or

(C) the Administrative Agent has provided notice in its reasonable discretion to the L/C Issuer stating that no Letter of Credit should be issued or renewed pursuant to the terms and conditions of this Agreement.

(iii) The L/C Issuer shall not be under any obligation to issue or renew any Letter of Credit if:

(A) (I) there exists any order, judgment or decree of any Governmental Authority or arbitrator which purports by its terms to enjoin or restrain the issuance of such Letter of Credit,

(II) any Law applicable to such L/C Issuer or any Lender or any requirement or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over it shall prohibit, or require that it refrain from, the issuance of letters of credit generally or such Letter of Credit in particular,

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(III) any Law applicable to such L/C Issuer or any Lender or any requirement or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over it shall impose upon it with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such L/C Issuer or any Lender is not otherwise compensated) not in effect on the Closing Date, or

(IV) any Law applicable to such L/C Issuer or any Lender or any requirement or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over it shall impose upon it any unreimbursed loss, cost or expense which was not applicable, in effect or known to it as of the Closing Date;

(B) the issuance of such Letter of Credit would violate one or more commercially reasonable policies of the L/C Issuer applicable to letters of credit generally; provided, however, that such L/C Issuer shall use commercially reasonable efforts to cooperate with the Company in order to issue or renew such Letter of Credit;

(C) except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, such Letter of Credit is in an initial stated amount of less than $500,000;

(D) except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E) the applicable L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;

(F) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder;

(G) any Default exists or would result (as provided in Section 4.02(b)); or

(H) any Lender is at that time a Defaulting Lender, unless the applicable L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to such L/C Issuer with the Company or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to any required adjustments pursuant to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

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(iv) The applicable L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit; Report By L/C Issuers.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company or a Loan Party delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company or such Loan Party. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by such L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; (H) whether the Letter of Credit shall be issued as a Fronted Letter of Credit or a Multi-Issuer Letter of Credit, and (I) such other matters as the applicable L/C Issuer may reasonably require. In the case of a request for an amendment

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of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may reasonably require. Additionally, the Company and the applicable Loan Party, if any, shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will provide the Administrative Agent with a copy of such Letter of Credit Application. Unless such L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 4.02 shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company, the applicable Loan Party or Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Fronted Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Fronted Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage (as may be required to be adjusted pursuant to Section 2.18(a)(iv)) times the amount of such Fronted Letter of Credit.

(iii) If the Company or a Loan Party so requests in any applicable Letter of Credit Application, the applicable L/C Issuer shall issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof on a date that is not later than 60 days prior to the then existing expiration date or such other date to be agreed upon at the time such Letter of Credit is issued (the “Non-Extension Notice Date”) in each such twelve-month period. The Company shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice

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(which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(v) Each L/C Issuer shall furnish to the Administrative Agent, with a copy to the Company, by the fifth Business Day of each month, a written report that is reasonably acceptable to the Administrative Agent summarizing the relevant terms of each Letter of Credit (including Multi-Issuer Letters of Credit) issued by such L/C Issuer that remains outstanding.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall promptly notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse such L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Company or the applicable Loan Party will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than noon on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by such L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Company or the applicable Loan Party shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency, provided that, in the event notice of drawing under such Letter of Credit is not provided to the Company by 10:00 a.m., then the Honor Date shall be the following Business Day with respect to such drawing. If the Company or any applicable Loan Party fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an

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Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to such L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until a Lender funds its Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.

(v) Each Lender’s obligation to make Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which

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such Lender may have against such L/C Issuer, the Company, any Subsidiary, any Loan Party or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse such L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid (not including such interest and fees) shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest

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thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Company and any applicable Loan Party to reimburse an L/C Issuer for each drawing under each Letter of Credit issued by such L/C Issuer for its respective account, or for the account of a Wholly-Owned Subsidiary, and to repay any L/C Borrowing made to it or on its behalf (or on behalf of a Wholly-Owned Subsidiary) shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by an L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law, unless such L/C Issuer was grossly negligent in making such payment;

(v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or

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(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.

The Company and any applicable Loan Party shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company and any applicable Loan Party will promptly notify the applicable L/C Issuer in writing after receipt of such copy from such L/C Issuer. The Company and any applicable Loan Party shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such written notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender, the Company and any applicable Loan Party agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuers shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company and any applicable Loan Party hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company or any applicable Loan Party from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuers shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e) or any consequence arising from causes beyond the control of the L/C Issuer; provided, however, that anything in such clauses to the contrary notwithstanding, the Company or any applicable Loan Party may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Company or any applicable Loan Party, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary damages suffered by the Company or the Loan Party for whose account a Letter of Credit was issued which are determined to have been caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuers may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuers shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a

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Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. An L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message (if accepted by the beneficiary), or via overnight courier or any other commercially reasonable means of communicating with a beneficiary. The Administrative Agent shall receive all protections granted to the L/C Issuers under this Agreement in acting as the Administrative Agent or L/C Agent with respect to Multi-Issuer Letters of Credit.

(g) Existing Letters of Credit. The Existing Letters of Credit listed in the Disclosure Letter shall remain in effect following the Closing Date, and shall be treated in all respects as Letters of Credit issued under this Agreement (and thus as L/C Credit Extensions), and shall be subject to and governed by the terms and conditions hereof; provided, however, that the Company and each applicable Loan Party shall endeavor to replace each Existing Letter of Credit as of the Closing Date or as soon as practicable thereafter. Each of Wells Fargo and Royal Bank of Canada is hereby designated as an L/C Issuer for all purposes under this Agreement with respect to such Existing Letters of Credit issued by such L/C Issuer. Notwithstanding anything to the contrary contained herein, each of Wells Fargo and Royal Bank of Canada shall be designated as an L/C Issuer with respect to Existing Letters of Credit issued by such institution only, and shall not be designated as an L/C Issuer with respect to new Letters of Credit or replacements or extensions of any Existing Letters of Credit, unless such institution otherwise specifically agrees. To the extent any Existing Letter of Credit shall be re-issued or renewed upon its current expiration date, such Existing Letter of Credit shall be replaced by a new Letter of Credit pursuant to the terms and conditions of this Agreement, unless otherwise agreed by the Company and the L/C Issuer that issued such Existing Letter of Credit. Furthermore, to the extent any Existing Letter of Credit issued by Wells Fargo as L/C Issuer has not been replaced within 30 days of the Closing Date, Wells Fargo as L/C Issuer shall be entitled to issue notices of non-renewal to the beneficiary of each such Existing Letter of Credit.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Company or any applicable Loan Party when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP or the UCP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, such L/C Issuer shall not be responsible to the Company or any applicable Loan Party for, and such L/C Issuer’s rights and remedies against the Company or any applicable Loan Party shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

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(i) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Lender in accordance, subject to Section 2.18, with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. Letter of Credit Fees shall be (i) due and payable for the periods ending after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, payable on the last day of each calendar quarter following the Closing Date, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the applicable L/C Issuer for its own account, in Dollars, a letter of credit fronting fee with respect to each Fronted Letter of Credit, at the rate per annum specified in the applicable Fee Letter or as otherwise agreed between the Company and the applicable L/C Issuer, computed on the Dollar Equivalent of the daily amount available to be drawn under such Fronted Letter of Credit on a quarterly basis in arrears. Such letter of credit fee shall be due and payable for each period ending after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Fronted Letter of Credit, payable on the last day of each calendar quarter following the Closing Date, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Fronted Letter of Credit, the amount of such Fronted Letter of Credit shall be determined in accordance with Section 1.08. In addition, the Company shall pay directly to each L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five days after demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

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(l) Letters of Credit Issued for Loan Parties and Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Loan Party or other Subsidiary other than the Company, the Company shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of a Loan Party or another Subsidiary inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Loan Parties and Subsidiaries.

(m) Special Provisions for Multi-Issuer Letters of Credit.

(i) General Provisions. Notwithstanding anything contained in this Section 2.03, subject to the terms and conditions set forth herein, at the request of the Company on its own behalf or on behalf of any Wholly Owned Subsidiary, or at the request of a Loan Party on its own behalf, each Lender that is not a Non-NAIC Lender severally agrees from time to time during the period from the Closing Date to the Letter of Credit Expiration Date to issue Multi-Issuer Letters of Credit for the account of the Company or such Loan Party. Subject to Sections 3.06 and 2.03(m)(v), Multi-Issuer Letters of Credit may be issued through any domestic or foreign branch or Affiliate of such Lender. Each Multi-Issuer Letter of Credit shall be in such form as is agreed to by the Administrative Agent, the L/C Agent, the applicable L/C Issuer and the Company or any applicable Loan Party; provided that without the prior consent of each Lender, no Multi-Issuer Letter of Credit may be issued that would vary the several and not joint nature of the obligations of the Lenders thereunder as provided in the next succeeding sentence. Each Multi-Issuer Letter of Credit shall be issued by all of the Lenders (other than any Non-NAIC Lender), acting through the L/C Agent, at the time of issuance as a single multi-bank letter of credit, but the obligation of each Lender thereunder shall be several and not joint, based upon its Applicable Percentage of the aggregate undrawn amount of such Multi-Issuer Letter of Credit. Multi-Issuer Letters of Credit shall constitute utilization of the Commitments. In the case of a Non-NAIC Lender, a Multi-Issuer Letter of Credit shall be issued by a Confirming Bank on its behalf.

(ii) Adjustment of Commitment Percentages under Multi-Issuer Letters of Credit. Upon (A) each reduction of the Commitments pursuant to Section 2.06, (B) each increase of the Commitments pursuant to Section 2.16 or (C) the assignment by a Lender of all or a portion of its Commitment and its interests in the Multi-Issuer Letters of Credit pursuant to Section 10.06, the L/C Agent or the Administrative Agent shall promptly notify each beneficiary under an outstanding Multi-Issuer Letter of Credit of the Lenders that are parties to such Multi-Issuer Letter of Credit and their respective Applicable Percentages as of the effective date of, and after giving effect to, such increase or assignment, as the case may be. No adjustment under Section 2.18(a)(iv) shall change or affect the liability of any Lender under any outstanding Multi-Issuer Letter of Credit until such Multi-Issuer Letter of Credit is amended giving effect to such increase or assignment, as the case may be.

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(iii) Issuance and Administration of Multi-Issuer Letters of Credit. Each Multi-Issuer Letter of Credit shall be executed and delivered by the L/C Agent in the name and on behalf of, and as attorney-in-fact for, each Lender party to such Multi-Issuer Letter of Credit, and the L/C Agent shall act under each Multi-Issuer Letter of Credit, and each Multi-Issuer Letter of Credit shall expressly provide that the L/C Agent shall act, as the agent of each Lender to (A) receive drafts, other demands for payment and other documents presented by the beneficiary under such Multi-Issuer Letter of Credit, (B) determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Multi-Issuer Letter of Credit and (C) notify such Lender and the Company that a valid drawing has been made and the date that the related L/C Borrowing is to be made; provided that the L/C Agent shall have no obligation or liability for any L/C Borrowing under such Multi-Issuer Letter of Credit, and each Multi-Issuer Letter of Credit shall expressly so provide. Each Lender hereby irrevocably appoints and designates the L/C Agent as its attorney-in-fact, acting through any authorized officer of such L/C Agent, to execute and deliver in the name and on behalf of such Lender each Multi-Issuer Letter of Credit to be issued by such Lender hereunder. Promptly upon the request of the L/C Agent, each Lender will furnish to the L/C Agent such powers of attorney or other evidence as any beneficiary of any Multi-Issuer Letter of Credit may request in order to demonstrate that the L/C Agent has the power to act as attorney-in-fact for such Lender to execute and deliver such Multi-Issuer Letter of Credit.

(iv) Disbursement Procedures for Multi-Issuer Letters of Credit. Each Multi-Issuer Letter of Credit shall expressly provide that a beneficiary may draw on such Multi-Issuer Letter of Credit by presentation of a draft to the L/C Agent. Each Lender hereby undertakes, severally and not jointly, that drafts drawn under and in strict compliance with the terms of a Multi-Issuer Letter of Credit shall be duly honored by paying such Lender’s Applicable Percentage of such draft to the Administrative Agent. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly following receipt by the Administrative Agent of any payment from a Loan Party pursuant to Section 2.03(c), the Administrative Agent shall distribute such payment pro rata to the Lenders, to the extent that the Lenders have made payments on a draft pursuant to this paragraph or such Multi-Issuer Letter of Credit, as their interests may appear. Any payment made by a Lender pursuant to this paragraph shall not relieve the applicable Loan Party of its obligation to reimburse such draft. To the extent that Same Day Funds are received by the Administrative Agent from the Lenders prior to 2:00 p.m. with respect to a drawing under a Multi-Issuer Letter of Credit, the Administrative Agent shall promptly make such funds available to the beneficiary of such Multi-Issuer Letter of Credit on such date. Unless the Administrative Agent receives notice from a Lender prior to any drawing under a Multi-Issuer Letter of Credit with respect to a Multi-Issuer Letter of Credit that such Lender will not make available as and when required hereunder to the Administrative Agent the amount of such Lender’s Applicable Percentage on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent in Same Day Funds on such date and the Administrative Agent may (but shall not be required), in reliance upon such assumption, make available to the beneficiary of the related Multi-Issuer Letter of Credit on such date such Lender’s Applicable Percentage.

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(v) Confirming Bank and Non-NAIC Lenders. If any Lender (or domestic or foreign branch or Affiliate of such Lender, as applicable) at any time is not or ceases to be listed on the NAIC Approved Bank List, or otherwise notifies the L/C Agent and the Administrative Agent that it shall be treated as a Non-NAIC Lender requiring a Confirming Bank, then until such Lender is so listed, such Lender shall use commercially reasonable efforts to cause a Confirming Bank to issue a confirmation of the obligations of such Lender in respect of a draft complying with the terms of each Multi-Issuer Letter of Credit, regardless of when such Multi-Issuer Letter of Credit was issued. In addition, the Company may request that a Confirming Bank act as a fronting bank for any Non-NAIC Lender, so long as the Company agrees to pay to such Confirming Bank a fronting fee agreed upon between the Company and such Confirming Bank. Neither the Administrative Agent, the L/C Agent nor any Lender shall be required to act as a Confirming Bank unless it specifically agrees to act as a Confirming Bank for a Non-NAIC Lender. Each Non-NAIC Lender agrees that it hereby purchases a risk participation in the obligations of the Confirming Bank under any such Multi-Issuer Letter of Credit in an amount equal to such Non-NAIC Lender’s Applicable Percentage, and each such Non-NAIC Lender’s Applicable Percentage of such Multi-Issuer Letter of Credit shall be issued by the Confirming Bank. Each Non-NAIC Lender with respect to a Multi-Issuer Letter of Credit shall pay to the Confirming Bank a fronting fee computed on the risk participation purchased by such Non-NAIC Lender from the Confirming Bank with respect to such Multi-Issuer Letter of Credit at a rate per annum to be agreed upon between the Non-NAIC Lender and the Confirming Bank, which unless otherwise agreed between such Non-NAIC Lender and the Confirming Bank shall be paid by reducing the Letter of Credit Fee otherwise payable to such Non-NAIC Lender and paying the same to the Confirming Bank.

(vi) Existing Multi-Issuer Letters of Credit. As soon as reasonably practicable following the Closing Date, the Company shall use commercially reasonable efforts to replace or amend each Existing Multi-Issuer Letter of Credit to replace each Existing Lender that was a party to the Existing Credit Agreement with each Lender under this Agreement in accordance with such Lender’s Applicable Percentage. Until an Existing Multi-Issuer Letter of Credit has been replaced or amended in accordance with this Section 2.03(m)(vi), each Existing Lender shall be deemed to have sold and transferred to each Lender, and each such Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Existing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Applicable Percentage, in such Existing Multi-Issuer Letter of Credit, each drawing made thereunder, the obligations of any Loan Party under this Agreement with respect thereto, and any security thereof or guaranty pertaining thereto. Upon any change in the Commitments

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of any Lender hereunder from its commitment under the Existing Credit Agreement, it is hereby agreed that, with respect to all Existing Multi-Issuer Letters of Credit and unpaid drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.03(m)(vi) to reflect the new Applicable Percentage of each Lender. No Loan Party shall be obligated to pay any fees or increase in fees as a result of any of the actions taken pursuant to this Section 2.03(m)(vi) other than the customary fees required in connection with the amendment of letters of credit.

2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Loans and L/C Obligations of the Lender acting as Swing Line Lender shall not exceed the amount of such Lender’s Commitment, and (iii) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Applicable Percentage (as may be required to be adjusted pursuant to Section 2.18(a)(iv)) of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage (as may be required to be adjusted pursuant to Section 2.18(a)(iv)) of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and provided, further, that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage (as may be required to be adjusted pursuant to Section 2.18(a)(iv)) times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any

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telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company at its office in Same Day Funds either by (i) crediting the account of the Company on the books of JPMorgan with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage (as may be required to be adjusted pursuant to Section 2.18(a)(iv)) of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage (as may be required to be adjusted pursuant to Section 2.18(a)(iv)) of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

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(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage (as may be required to be adjusted pursuant to Section 2.18(a)(iv)) thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered

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into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments.

(a) Voluntary Prepayments. The Company may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iv) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.18, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

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(b) Prepayment of Swing Line Loans. The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000, or, if less, the entire principal amount thereof outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c) Required Prepayments in Excess of Aggregate Commitments. During the Availability Period, if the Administrative Agent notifies the Company at any time that the Total Outstandings at such time exceed the Aggregate Commitments then in effect, then, within two Business Days after receipt of such notice, the Company shall prepay Loans and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Aggregate Commitments then in effect; provided, however, that the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect, and provided, further that the Loan Party or Subsidiary for whose account an outstanding Letter of Credit was issued may Cash Collateralize the L/C Obligations with respect to such Letter of Credit in lieu of the Company Cash Collateralizing such L/C Obligations, and, in such event, such Cash Collateral shall be applied only to the applicable L/C Borrowing of such Loan Party. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.

(d) Currency Fluctuations. If at any time solely as a result of exchange rate fluctuations the Dollar amount of the Total Outstandings exceeds 105% of the Aggregate Commitments, the Company, for the ratable benefit of the Lenders, shall within three Business Days of such occurrence either prepay Loans or Cash Collateralize the L/C Obligations in an aggregate amount such that after giving effect thereto the Total Outstandings are less than or equal to the Aggregate Commitments.

(e) Mandatory Repayment and Other Actions upon Change of Control.

(i) If a Change of Control shall be deemed to have occurred and one or more Lenders (each such Lender, a “Withdrawing Lender”) shall have delivered a notice to the Administrative Agent requiring repayment of its Outstanding Amounts based on such Change of Control (each, a “Repayment Notice”), the Administrative Agent, upon notice to the Company, shall require each Loan Party for whose account Credit Extensions were made, to and each such Loan Party shall, no later than the fifteenth day following the date such notice is given

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(A) prepay the principal of and interest on the Loans and the Notes of, and all other amounts owing by such Loan Party under the Loan Documents to, each Withdrawing Lender, and (B) to the extent of any outstanding Letters of Credit issued for the account of such Loan Party that have not been returned by the beneficiaries thereof and cancelled, provide Cash Collateral with the result that each Withdrawing Lender’s obligations in respect of such outstanding Letter of Credit are terminated or paid or fully Cash Collateralized; and

(ii) If any Change of Control shall be deemed to have occurred and the Required Lenders shall have delivered Repayment Notices (in which event all of the Lenders shall be “Withdrawing Lenders”), the Administrative Agent, upon notice to the Company, shall require each Loan Party for whose account Credit Extensions were made to, and such Loan Party shall, no later than the fifteenth day following the date such notice is given (A) prepay the principal of and interest on the Loans and the Notes and all other amounts owing by such Loan Party under the Loan Documents and (B) to the extent of any outstanding Letters of Credit issued for the account of such Loan Party that have not been returned by the beneficiaries thereof and cancelled, provide Cash Collateral with the result that each Withdrawing Lender’s obligations in respect of each outstanding Letter of Credit are terminated or paid or fully Cash Collateralized.

2.06 Termination or Reduction of Commitments. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Swing Line Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07 Repayment of Loans. (a) The Company shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

(b) The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

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2.08 Interest. (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by any Loan Party under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists, the principal amount of all outstanding Obligations hereunder shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

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2.09 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a) Facility Fee. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a Facility Fee in Dollars equal to the Applicable Rate applicable to the Facility Fee times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Loans, Swing Line Loans and L/C Obligations), regardless of usage, subject to adjustment as provided in Section 2.18. The Facility Fee shall accrue at all times during the Availability Period (and thereafter so long as any Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period (and, if applicable, thereafter on demand). The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. (i) The Company shall pay to each Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in each applicable Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Company shall pay to each L/C Issuer and the L/C Agent, in Dollars, such fees with respect to Letters of Credit as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. All computations of interest for Base Rate Loans when the Base Rate is determined by JPMorgan’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest for Loans in British Sterling shall be made on the basis of a year of 365 days and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

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2.11 Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Loan Parties and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Loan Parties hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to the Company made through the Administrative Agent, the Company shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Company in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Subject to Section 3.06, each Lender may at its option make any Loan through any domestic or foreign branch or Affiliate of such Lender; provided that any exercise of such option shall not affect any obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

2.12 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by any Loan Party shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by any Loan Party hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Company hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United

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States. If, for any reason, any Loan Party is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Loan Party shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Loan Party shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Company, the interest rate applicable to Base Rate Loans. If the Company and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Company shall be without prejudice to any claim the Company may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Loan Parties; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Loan Party prior to the date on which any payment by such Loan Party is due to the Administrative Agent for the account of the

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Lenders or an L/C Issuer hereunder that such Loan Party will not make such payment, the Administrative Agent may assume that such Loan Party has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such L/C Issuer, as the case may be, the amount due. In such event, if such Loan Party has not in fact made such payment, then each of the Lenders or such L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or Loan Party with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Credit Extension to be made by such Lender to the Company as provided in the foregoing provisions of this Article II, and such funds are not made available to the Company by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

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(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by a Loan Party pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 Respective Obligations of Loan Parties; Additional Loan Parties.

(a) Each Loan Party other than the Company shall be liable only for the obligations of, and Credit Extensions made to or for the account of, such Loan Party. The Company shall be liable for the obligations of, and Credit Extensions made to or for the account of, each Loan Party, as a Loan Party itself and pursuant to the Company Guaranty provided in Article XI. Any amounts owed jointly and severally by the Loan Parties (other than the Company) shall be allocated to such Loan Parties in accordance with the outstanding Credit Extensions made to or for the account of such Loan Parties.

(b) The Company may at any time, upon not less than 10 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any Subsidiary of the Company (an “Applicant Loan Party”) as a Loan Party hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit F (a “Loan Party Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Loan Party becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel, required consents, approvals, documentation and

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information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Lenders in their sole reasonable discretion, and Notes signed by such new Loan Parties to the extent any Lenders so require. If the Administrative Agent and the Required Lenders agree that an Applicant Loan Party shall be entitled to become a Loan Party hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel, required consents, approvals and other documents or information, the Administrative Agent shall promptly send a notice in substantially the form of Exhibit G (a “Loan Party Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Loan Party shall constitute a Loan Party for purposes hereof, whereupon each of the Lenders agrees to permit Letters of Credit to be issued on behalf of such Loan Party hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Loan Party otherwise shall be a Loan Party for all purposes of this Agreement; provided that no Letter of Credit Application may be submitted by or on behalf of such Loan Party until the date two Business Days after such effective date. Notwithstanding anything to the contrary contained in the foregoing, in no event shall a Lender be required to make Loans to an entity that becomes a Loan Party, or to permit Letters of Credit to be issued on behalf of an entity that becomes a Loan Party, that is organized in a jurisdiction that such Lender is prohibited from lending into by law, rule, regulation or commercially reasonable internal policy.

(c) The Obligations of all Loan Parties (other than the Company) shall be several in nature. Notwithstanding anything to the contrary herein, no Loan Party (other than the Company) shall be obligated to pay any Obligations incurred by or for the benefit of the Company or any other Loan Party.

(d) Each Subsidiary of the Company that is or becomes a Loan Party pursuant to this Section 2.14 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, the making of any payments required hereunder and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Loan Parties, or by each Loan Party acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Loan Party joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Loan Party.

(e) The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Loan Party’s status as such, provided that there are no outstanding Letters of Credit issued on behalf of such Loan Party, Unreimbursed Amounts

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outstanding on behalf of such Loan Party, or other amounts payable by such Loan Party on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Loan Party’s status.

(f) As of the Closing Date, there are no Loan Parties other than the Company.

2.15 Extension of Maturity Date.

(a) Requests for Extension. The Company may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 45 days and not later than 30 days prior to the first and second anniversaries of the Closing Date (each, an “Anniversary Date”) request that each Lender extend the Maturity Date then in effect hereunder (the “Existing Maturity Date”) for an additional one year from the Existing Maturity Date.

(b) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not earlier than 30 days prior to the relevant Anniversary Date and not later than the date (the “Notice Date”) that is 15 Business Days prior to such Anniversary Date, advise the Administrative Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Maturity Date (a “Non-Extending Lender”)) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c) Notification by Administrative Agent. The Administrative Agent shall notify the Company of each Lender’s determination under this Section no later than the date 15 days prior to the Anniversary Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d) Additional Commitment Lenders. The Company shall have the right to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) as provided in Section 10.13; provided that each of such Additional Commitment Lenders shall enter into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall, effective as of the Existing Maturity Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).

(e) Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Maturity Date (each, an “Extending Lender”) and the additional Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the Existing Maturity Date, then, effective as of the Existing Maturity Date, the Maturity Date of each Extending Lender and of each

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Additional Commitment Lender shall be extended to the date falling one year after the Existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.

(f) Conditions to Effectiveness of Extensions. As a condition precedent to such extension, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Notice Date (in sufficient copies for each Extending Lender and each Additional Commitment Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension and (ii) in the case of the Company, certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Notice Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists. Furthermore, since the date of the most recent statements furnished pursuant to Section 6.01(a), there shall have been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect. In addition, on the Maturity Date of each Non-Extending Lender, the Company shall (x) prepay any Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep outstanding Loans ratable with any revised Applicable Percentages of the respective Lenders effective as of such date and (y) provide Cash Collateral for such Non-Extending Lender’s portion of any Multi-Issuer Letter of Credit that remains outstanding past the Maturity Date of each such Non-Extending Lender.

(g) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.16 Increase in Commitments.

(a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $150,000,000 (to a maximum of $1,000,000,000); provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, or any whole multiple of $5,000,000, and (ii) the Company may make a maximum of four such requests. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

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(b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Company and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the L/C Issuers and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Company may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase and (ii) in the case of the Company, certifying that, before and after giving effect to such increase, (A) no Default exists and (B) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date. Furthermore, since the date of the most recent statements furnished pursuant to Section 6.01(a), there shall have been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect. For purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01. The Company shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

(f) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

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2.17 Cash Collateral.

(a) Certain Credit Support Events. Upon the request of the Administrative Agent or an L/C Issuer if (i) such L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding or (iii) there shall exist a Defaulting Lender, the Company shall, in each case, immediately provide Cash Collateral in an amount not less than (A) in the case of clauses (i) and (ii) above, the amount required to Cash Collateralize the outstanding L/C Obligations and (B) in the case of clause (iii) above, the applicable Minimum Collateral Amount (after giving effect to any required adjustments of Applicable Percentages pursuant to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender). The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations to the extent required under Section 2.05(d).

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at JPMorgan. The Company, and to the extent provided by any Defaulting Lender pursuant to Section 2.18, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the Swing Line Lender or an L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the amount required to Cash Collateralize all outstanding L/C Obligations or Minimum Collateral Amount, as applicable, the Company or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.03, 2.04, 2.05, 2.18 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

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(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vii))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.17 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuers or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations of the Loan Party providing such Cash Collateral.

2.18 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows:

first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;

second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the applicable L/C Issuer or Swing Line Lender hereunder;

third, to Cash Collateralize each L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.17;

fourth, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;

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fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit or Swing Line Loans issued under this Agreement, in accordance with Section 2.17;

sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuers or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;

seventh, so long as no Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and

eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to any required reallocation of Applicable Percentages pursuant to Section 2.18(a)(iv).

Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. (A) Each Defaulting Lender shall be entitled to receive any Facility Fee pursuant to Section 2.09 and for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the Outstanding Amount of the Loans funded by it and (2) its Applicable Percentage of the stated amount of Letters of Credit and Swing Line Loans for which it has provided Cash Collateral pursuant to Section 2.17.

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(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17.

(C) With respect to any Facility Fee or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Company shall (x) pay to the Administrative Agent for the account of each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Administrative Agent for the account of each L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations with respect to Fronted Letters of Credit (but not with respect to Multi-Issuer Letters of Credit) and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause any Defaulting Lender’s Applicable Percentage of the Outstanding Amount (including, without duplication, such Non-Defaulting Lender’s participations in L/C Obligations and Swing Line Loans) to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. To the extent the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.

(b) Defaulting Lender Cure. If the Company, the Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans

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of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to any required reallocation of Applicable Percentages pursuant to Section 2.18(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.19 Cashless Settlements. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of any of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent and such Lender.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law. If such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

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(c) Tax Indemnifications. The Company shall, and does hereby, indemnify each Recipient, within 15 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable out-of-pocket expenses arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability shall be delivered to the Company by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, and shall be conclusive absent manifest error (so long as such certificate is prepared in a commercially reasonable manner in accordance with applicable Law).

(d) Indemnification by the Lenders. Each Lender and L/C Issuer shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that the Company or any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or L/C Issuer by the Administrative Agent shall be conclusive absent manifest error. Each Lender and L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this subsection (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Company or any other Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if

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reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 (with originals to follow promptly upon request by the Company or the Administrative Agent) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN (with originals to follow promptly upon request by the Company or the Administrative Agent) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI (with originals to follow promptly upon request by the Company or the Administrative Agent);

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(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN (with originals to follow promptly upon request by the Company or the Administrative Agent); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (with originals to follow promptly upon request by the Company or the Administrative Agent), accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals or copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably

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requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any

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Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Company shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency), or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs; Reserves on Eurocurrency Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement or insurance charge) against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement contemplated by Section 3.04(f) other than as set forth below) or an L/C Issuer;

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(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or an L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

(b) and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Company will pay (or cause the applicable Loan Party to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided, however, that the Company and the Loan Parties shall not be obligated to pay any such compensation unless the Lender or L/C Issuer requesting such compensation also is requesting compensation as a result of such Change in Law from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 3.04(b).

(c) Capital Requirements. If any Lender or an L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time upon request of such Lender or such L/C Issuer the Company will pay (or cause the applicable Loan Party to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered, provided, that the Company and the Loan

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Parties shall not be obligated to pay any such compensation unless the Lender or L/C Issuer requesting such compensation also is requesting compensation as a result of such Change in Law from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 3.04(c).

(d) Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Loan Party to pay) such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(e) Delay in Requests. Failure or delay on the part of any Lender or an L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that no Loan Party shall be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(f) Additional Reserve Requirements. The Company shall pay (or cause the applicable Loan Party to pay) to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional costs shall be due and payable 10 days from receipt of such notice.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Loan Party to compensate) such Lender for and hold such Lender harmless from any loss or reasonable out-of-pocket cost or expense incurred by it as a result of:

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(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Company (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company;

(c) any failure by the Company to make payment of any Loan or the failure by the Company or the applicable Loan Party to make payment of any drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Loan Party to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Loan Party is required to pay any Indemnified Taxes or additional amount to any Lender, any L/C Issuer or any Governmental Authority for the account of any Lender or L/C Issuer pursuant to Section 3.01, or if any Lender or L/C Issuer gives a notice pursuant to Section 3.02, then such Lender or L/C Issuer shall (at the request of the Company) use reasonable efforts to designate a different Lending Office for funding or booking its Loans or Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or L/C Issuer to any unreimbursed cost or expense and would not otherwise be disadvantageous

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to such Lender or L/C Issuer. The Company hereby agrees to pay (or to cause the applicable Loan Party to pay) all reasonable out-of-pocket costs and expenses incurred by any Lender or L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Loan Party is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Company may replace such Lender in accordance with Section 10.13.

3.07 Survival. The obligations of each Loan Party under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Closing Date. The effectiveness of this Agreement as of the Closing Date and the obligation of the L/C Issuer and each Lender to make the first Credit Extension hereunder as of such Closing Date are subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;

(ii) a Note in favor of each Lender requesting a Note;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of formation;

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(v) favorable opinions of the Company’s in-house counsel and of Bryan Cave LLP, special counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents, as the Required Lenders may reasonably request, including the enforceability of the Loan Documents, in form and substance reasonably satisfactory to the Required Lenders;

(vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all governmental consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party confirming that such consents, licenses and approvals are in full force and effect and confirming the validity against such Loan Party of the Loan Documents to which it is a party or (B) stating that no such consents, licenses or approvals are so required;

(vii) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and that any outstanding letters of credit issued thereunder, other than those that shall be treated as Existing Letters of Credit, have been terminated and returned for cancellation and/or replaced and returned for cancellation with Letters of Credit issued hereunder; and

(viii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuers, the Swing Line Lender or the Required Lenders reasonably may require.

(b) Any fees required to be paid on or before the Closing Date shall have been paid.

(c) Unless waived by the Administrative Agent, the Company shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

(d) Since the date of the Audited Financial Statements, there shall have been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by

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or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. The satisfaction of the conditions precedent specified in this Section 4.01 and the effectiveness of this Agreement shall be confirmed by the Administrative Agent to the Company upon satisfaction.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent (in addition to the satisfaction of the conditions precedent set forth in Section 4.01 as of the Closing Date):

(a) The representations and warranties of (i) the Loan Parties contained in Article V (other than Section 5.06) and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date. For purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;

(b) No Default shall exist, or would result from such proposed Credit Extension;

(c) The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof;

(d) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency; and

(e) Since the date of the most recent financial statements provided pursuant to Section 6.01, there shall have been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to cause (i) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any of the Loan Documents (unless such impairment is a result of the Administrative Agent’s or any Lender’s affirmative actions or omissions); or (ii) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

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ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power. Each Loan Party and its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Material Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally.

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5.05 Financial Statements.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated balance sheets of the Company and its Consolidated Subsidiaries dated as of June 30, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Company and its Consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

5.06 Litigation. Except as disclosed in the Company’s Annual Report on Form 10-K for the period ending December 31, 2013 and the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2014, each as filed with the SEC, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of their Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

5.07 No Default. Neither any Loan Party nor any Subsidiary (excluding any Non-Recourse Subsidiary) is in default under or with respect to any Contractual Obligation the breach of which would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Event of Default has occurred and is continuing.

5.08 Ownership of Property; Liens. Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

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5.09 Burdensome Provisions. Neither such Loan Party nor any Subsidiary is a party to or bound by any Contractual Obligation or Law, compliance with which is reasonably likely to have a Material Adverse Effect.

5.10 Pari Passu Status. The Obligations of such Loan Party to the Lenders under the Loan Documents will at all times rank at least pari passu in priority of payment with all of such Loan Party’s other unsecured Indebtedness.

5.11 Taxes. The Company, each Loan Party, each Material Subsidiary and each Domestic Subsidiary have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, except for failures in respect of any of the foregoing which, singly or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

5.12 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of a Responsible Officer of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification. The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of a Responsible Officer of the Company, claims, actions or lawsuits, or action threatened in writing by any Person or Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. To the knowledge of a Responsible Officer of the Company, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c) (i) No material ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability which exceeds $15,000,000; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of

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ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that is subject to Section 4069 or 4212(c) of ERISA.

5.13 Subsidiaries. The Disclosure Letter sets forth, as of the Closing Date, all of the Subsidiaries, their jurisdictions of incorporation or organization and the percentages of the various classes of their Equity Interests owned by such Loan Party and indicates which Subsidiaries are Consolidated Subsidiaries. Such Loan Party or another Subsidiary of the Company, as the case may be, has the unrestricted right to vote, and (subject to limitations imposed by Law) to receive dividends and distributions on, all Equity Interests indicated in the Disclosure Letter as owned by such Loan Party or such Subsidiary of the Company. Except as provided in the Disclosure Letter, all such Equity Interests have been duly authorized and issued and are fully paid and non-assessable.

5.14 Margin Regulations; Investment Company Act.

(a) No Loan Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock except in compliance with the provisions of the regulations of the FRB. If requested by the Administrative Agent or any Lender, each Loan Party will furnish to the Administrative Agent and such Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, as referred to in Regulation U.

(b) None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. The Company has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. The written reports, financial statements, certificates, other written information or other information transmitted orally during a formal presentation furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) taken as a whole do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made.

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5.16 Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.17 Taxpayer Identification Number; Other Identifying Information. The true and correct taxpayer identification number of the Company and each Loan Party that is a party hereto on the Closing Date is set forth in the Disclosure Letter. The true and correct unique identification number of each Loan Party that does not have a taxpayer identification number and is a party hereto on the Closing Date set forth in the Disclosure Letter.

5.18 Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and to the best knowledge of the Responsible Officers of the Company, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or any of their respective directors, officers or employees, or (b) to the best knowledge of the Responsible Officers of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or, to the best knowledge of the Company’s Responsible Officers, other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01 Financial Statements. Cause each Loan Party to deliver to the Administrative Agent and each Lender (directly or by providing sufficient copies of such information to the Administrative Agent), in form and detail satisfactory to the Administrative Agent and the Required Lenders:

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(a) as soon as available, but in any event within 75 days after the end of each fiscal year of the Company (commencing with the fiscal year ended December 31, 2014), a consolidated balance sheet of the Company as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (commencing with the fiscal quarter ended September 30, 2014), a consolidated balance sheet of the Company as of the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender (directly or by providing sufficient copies of such information to the Administrative Agent), in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) commencing with the delivery of the financial statements for the fiscal quarter ended September 30, 2014, a duly completed Compliance Certificate signed by the president, chief financial officer, controller or treasurer of the Company;

(b) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

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(c) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(d) as soon as available and in any event no later than the later of (i) 60 days after the close of each of the applicable accounting periods for which each Insurance Company that is a Material Subsidiary or a Loan Party is required to prepare and file Statutory Statements (other than the period ending on the last day of a fiscal year), commencing with the first period ending on or after March 31, 2012 and (ii) the time such Statutory Statements of such Insurance Companies that are Material Subsidiaries or Loan Parties are filed with the appropriate regulatory authorities, unaudited summary Statutory Statements (prepared in accordance with SAP) of any Insurance Company that is a Material Subsidiary or a Loan Party (comparable from fiscal period to fiscal period) for each such fiscal period, accompanied by a certificate of a Responsible Officer of such Loan Party or the Company, which certificate shall state that such financial statements present fairly in all material respects the financial condition of such Insurance Companies in accordance with SAP;

(e) as soon as available and in any event no later than the later of (i) 90 days after the end of each fiscal year of each Insurance Company that is a Material Subsidiary or a Loan Party commencing with the fiscal year ending December 31, 2014 and (ii) the time the same are filed with the appropriate regulatory authorities, the unaudited and audited annual Statutory Statement of each Insurance Company that is a Material Subsidiary or a Loan Party (prepared in accordance with SAP) for such year and as filed with the insurance department of the applicable jurisdiction, accompanied by (x) a certificate of a Responsible Officer of such Loan Party or the Company stating that said Statutory Statement presents fairly in all material respects the financial condition of such Insurance Company in accordance with SAP and (y) to the extent required by the appropriate regulatory authorities, a certificate of the valuation actuary of such Insurance Company, affirming the adequacy of reserves taken by such Insurance Company as at the end of such fiscal year;

(f) as soon as available and in any event no later than the later of 60 days after the close of each of the first three fiscal quarters of each fiscal year of each Loan Party (other than the Company) that is not an Insurance Company, commencing with the fiscal quarter ending on or after September 30, 2014, balance sheet and statement of income of each such Loan Party, prepared in accordance with GAAP or the applicable accounting standards of such Loan Party’s jurisdiction, accompanied by a certificate of a Responsible Officer of such Loan Party or the Company, which certificate shall state that such financial statements present fairly in all material respects the financial condition of such Loan Party;

(g) as soon as available and in any event no later than the later of 90 days after the end of each fiscal year of each Loan Party (other than the Company) that is not an Insurance Company, commencing with the fiscal year ending December 31, 2014, the balance sheet and statements of income and cash flow of such Loan Party, all in reasonable detail and prepared in accordance with GAAP

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or the applicable accounting standards of such Loan Party’s jurisdiction, and if available, such statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(h) promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Company shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Loan Party hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of such Loan Party hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on any electronic system, including e-mail, e-fax, ClearPar®, Syndtrak, IntraLinks®, Debt Domain or another similar electronic system (the “Electronic System”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Loan Parties or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Loan Party hereby agrees that so long as such Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Loan Parties or their respective securities for

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purposes of United States Federal and state securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Electronic System designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Electronic System not designated “Public Investor.” Notwithstanding the foregoing, no Loan Party shall be under any obligation to mark any Borrower Materials “PUBLIC.”

6.03 Notices. Promptly notify the Administrative Agent and each Lender:

(a) of the occurrence of any Default or Event of Default;

(b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect;

(c) of the occurrence of any material ERISA Event;

(d) of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary;

(e) any reduction in the rating given by any nationally recognized rating agency to any securities issued by such Loan Party or any of its Subsidiaries (including any change in the Debt Rating);

(f) any Change of Control being deemed to have occurred; and

(g) any change in the Company’s fiscal year.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all material lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness and except to the extent that the failure to pay any such Indebtedness would not constitute a Default hereunder.

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6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and tangible property necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance. Maintain insurance with responsible insurance companies against at least such risks and in at least such amounts as is customarily maintained by similar businesses, or as may be required by Law.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP, consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

6.10 Inspection Rights. Subject to compliance with applicable data protection and privacy Laws applicable to any Loan Party, permit representatives and independent contractors of the Administrative Agent and each Lender (with each Lender responsible for its own out-of-pocket expenses) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times

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during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice. The Administrative Agent and each Lender agree to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature, any non-public information supplied to it by or on behalf of such Loan Party or any of its Subsidiaries pursuant to this Section 6.10 except that this Section shall not apply to the disclosure of any such information: (a) (i) to the extent required by (A) applicable Law or (B) judicial process or to any regulatory authority; (b) to (i) the Administrative Agent, any of the Lenders or any other party to any of the Loan Documents; (ii) any of their respective Affiliates, or (iii) any director, officer, employee or agent, including accountants, legal counsel and other advisers, of any Person referred to in (i) or (ii) of this clause (b); (c) to any Person in connection with the exercise by such Lender of its rights under Section 10.06; (d) in connection with (i) the exercise of any remedy under any Loan Document or (ii) any action, suit or other proceeding with respect to any Loan Document, or in anticipation of or preparation for any such proceeding; (e) that has become publicly available, otherwise than as a result of a breach by the Administrative Agent or such Lender of this Section; or (f) with the consent of the Company; provided that in the case of any disclosure to any Person referred to in clauses (b)(ii) or (c), such Person has been instructed to keep such information confidential.

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions for working capital and other general corporate purposes (including the issuance of Letters of Credit) not in contravention of any Law or of any Loan Document. The Company will not request any Borrowing or Letter of Credit, and the Company shall not use, and shall provide that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that to the best knowledge of the Company’s Responsible Officers would result in the violation of any Sanctions applicable to any party hereto.

6.12 Approvals and Authorizations; Enforceability. (a) Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents and (b) take all actions (including obtaining or making, as the case may be, and maintaining in full force and effect all consents and approvals) that are required so that its obligations under the Loan Documents will at all times be legal, valid and binding and enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally.

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ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Permitted Liens. Notwithstanding this Section 7.01, if any Lien that is not a Permitted Lien shall be created or arise, the Obligations of such Loan Party under the Loan Documents shall automatically be secured by such Lien equally and ratably with the other Indebtedness secured thereby, and the holder of such other Indebtedness, by accepting such Lien, shall be deemed to have agreed thereto and to share with the Lenders, on that basis, the proceeds of such Lien, whether or not the Lenders’ security interest shall be perfected, provided further, however, that notwithstanding such equal and ratable securing and sharing, the existence of such Lien shall constitute a Default by such Loan Party in the performance or observance of this Section 7.01.

7.02 Guaranties. Create, incur, assume or suffer to exist any Guaranties, except:

(a) Existing Guaranties, including the Company Guaranty;

(b) Permitted Guaranties; and

(c) other Guaranties of the Company or any Subsidiary; provided that both prior to, and after giving effect to the execution and delivery of such Guaranty, no Default would exist.

7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents, including the Company Guaranty; and

(b) other Indebtedness of the Company or any Subsidiary (provided that both prior to, and after giving effect to, the incurrence of such Indebtedness, no Default would exist or result therefrom.

7.04 Merger or Consolidation. Merge, dissolve, liquidate or consolidate with or into any Person, except that, if after giving effect thereto no Event of Default would exist, this Section 7.04 shall not apply to (a) any merger or consolidation of the Company with any one or more Persons, provided that the Company shall be the continuing Person, (b) any merger or consolidation of any Subsidiary with the Company or any one or more other Subsidiaries, provided that, if either such Subsidiary is a Wholly Owned Subsidiary, the continuing Person shall, after giving effect to such merger or consolidation, be a Wholly Owned Subsidiary, (c) any sale or other transfer of the capital stock or Equity Interest of any Subsidiary to the Company or to any Wholly-Owned Subsidiary and (d) the liquidation, winding-up or dissolution of any Subsidiary that is not a Material Subsidiary.

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7.05 Dispositions. Sell, lease, license, transfer or otherwise dispose of, in a single transaction or a series of transactions, all or substantially all of the assets of the Company or any Material Subsidiary, provided that this Section 7.05 shall not apply to (a) the sale or transfer of assets pursuant to the securitization (or other similar transactions entered into in the ordinary course of business) of such assets pursuant to an Alternative Reserve Agreement or (b) any sale or other transfer of the capital stock or Equity Interest of any Subsidiary to the Company or any Wholly-Owned Subsidiary.

7.06 Restricted Payments. Declare or make any Restricted Payment except that (a) any Loan Party may declare and pay dividends or interest in respect of any Hybrid Securities and Preferred Securities if, at the time of and after giving effect to such Restricted Payment, no Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing, (b) a Loan Party may make Restricted Payments to another Loan Party (whether directly or indirectly through another Subsidiary), and (c) a Loan Party may make any other Restricted Payments if, at the time of and after giving effect to such Restricted Payment, no Default shall have occurred and be continuing. This Section 7.06 shall not prohibit the payment of a dividend that constitutes a Restricted Payment if such Restricted Payment is made within 45 days of the declaration thereof provided such Restricted Payment was not prohibited by this Section 7.06 at the time of its declaration.

7.07 Issuance or Disposition of Equity Interests. Permit any Loan Party (other than the Company) or any Material Subsidiary to issue any of its Equity Interests or sell, transfer or otherwise dispose of any Equity Interests of any Loan Party (other than the Company) or Material Subsidiary to the extent that such issuance, sale, transfer or other disposition would result in such Loan Party or Material Subsidiary ceasing to be a Wholly Owned Subsidiary.

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (a) transactions between or among the Company and any of its Wholly Owned Subsidiaries or between and among any Wholly Owned Subsidiaries and (b) any such other transactions, payments or transfers with or to Affiliates as would not reasonably be expected to have a Material Adverse Effect.

7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of any Subsidiary (other than Captive Subsidiaries or Subsidiaries, other than Material Subsidiaries, formed or utilized in connection with an Alternative Reserve Agreement, so long as such Alternative Reserve Agreement has been entered into to finance the regulatory or operational requirements of an Insurance Company and not a Risk Counterparty) to make Restricted Payments to the Company, to the extent such limitation would have a Material Adverse Effect.

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7.10 Financial Covenants.

(a) Consolidated Net Worth. Permit its Consolidated Net Worth, calculated as of the last day of each fiscal quarter, to be less than $3,500,000,000.

(b) Ratio of Consolidated Indebtedness to Total Capitalization. Permit Consolidated Indebtedness, calculated as of the last day of each fiscal quarter, to exceed 35% of the sum of (i) Consolidated Indebtedness plus (ii) Adjusted Consolidated Net Worth.

7.11 Line of Business; Acquisitions. (a) Engage in any material line of business other than in substantially the same fields as the businesses conducted by the Loan Parties and their Subsidiaries on the Closing Date or (b) make material acquisitions of any businesses that are not in substantially the same fields as the business conducted by the Loan Parties and their Subsidiaries on the Closing Date.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. (i) Any amount of principal of any Loan or any L/C Obligation is not paid when and as required to be paid herein, and in the currency required hereunder, or (ii) any interest on any Loan or on any L/C Obligation, any fee due hereunder, or any other amount payable hereunder or under any other Loan Document is not paid within five days after the same becomes due; or

(b) Specific Covenants. The Company (i) fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03 (Notices), 6.05 (Preservation of Existence), 6.11 (Use of Proceeds) or Article VII (Negative Covenants); or (ii) fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01 (Financial Statements), 6.02 (Certificates; Other Information), or 6.10 (Inspection Rights), and such failure continues for five Business Days after the earlier of (A) a Responsible Officer of the Company having knowledge of, or should reasonably have obtained knowledge of, such failure or (B) the Administrative Agent or a Lender giving the Company notice of such failure; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) a Responsible Officer of such Loan Party having knowledge of such failure or (ii) the Administrative Agent or a Lender giving the Company notice of such failure; or

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(d) Representations and Warranties. Any representation, warranty or certification made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Acceleration.

(i) The Company or any Subsidiary (other than a Non-Recourse Subsidiary):

(A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Specified Indebtedness or

(B) fails to observe or perform any other agreement or condition relating to any such Specified Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, (i) such Specified Indebtedness which does not constitute a Guarantee to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), prior to its stated maturity, or (ii) such Specified Indebtedness which constitutes a Guarantee to become payable or cash collateral in respect thereof to be demanded, and in any such case, such failure shall continue after the end of any applicable grace period for such payment; or

(ii) There occurs under any particular Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from:

(A) any event of default under such Swap Contract as to which the Company or any Subsidiary (other than a Non-Recourse Subsidiary) is the Defaulting Party (as defined in such Swap Contract) or

(B) any Termination Event (as defined under such Swap Contract) as to which the Company or any Subsidiary (other than a Non-Recourse Subsidiary) is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $120,000,000, and in any such case such failure shall continue after the end of any applicable grace period for such payment; or

(f) Insolvency Proceedings, Etc.

(i) Any Loan Party or any of its Material Subsidiaries, or any of its Domestic Subsidiaries (other than any Non-Recourse Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of

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creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(ii) Any Applicable Insurance Regulatory Authority shall commence a case or other proceeding against any Loan Party or any Subsidiary (other than a Non-Recourse Subsidiary) seeking the appointment of a trustee, receiver, custodian, administrator, liquidator or the like of such Loan Party or any such Subsidiary, or of all or substantially all of the assets, domestic or foreign, of such Loan Party or any such Subsidiary, or an order granting the relief requested in such case or proceeding against such Loan Party or any Subsidiary (other than a Non-Recourse Subsidiary) shall be entered; or

(g) Inability to Pay Debts; Attachment. (i) The Company or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against the Company or any Material Subsidiary, or any Domestic Subsidiary (other than any Non-Recourse Subsidiary), (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $120,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $120,000,000, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $120,000,000; or

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(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any material provision of any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document; or

(k) Wholly-Owned Subsidiaries. Any Loan Party (other than the Company) or any Material Subsidiary shall cease to be a Wholly Owned Subsidiary of the Company.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount with respect thereto); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any

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amounts received from or with respect to a Loan Party on account of the Obligations owed by such Loan Party shall, subject to the provisions of Sections 2.17 and 2.18, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations owed by such Loan Party constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations owed by such Loan Party constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of outside counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations owed by such Loan Party constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations owed by such Loan Party constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the undrawn amount of Letters of Credit issued for the account of such Loan Party; and

Last, the balance, if any, after all of the Obligations owed by such Loan Party have been indefeasibly paid in full, to such Loan Party or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the undrawn amount of Letters of Credit issued for the account of a Loan Party pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit issued for the account of such Loan Party have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations of such Loan Party, if any, in the order set forth above.

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ARTICLE IX.

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

Each of the Lenders and the L/C Issuers hereby irrevocably appoints JPMorgan to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and no Loan Party shall have rights as a third party beneficiary of any of such provisions.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Loan Parties or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or an L/C Issuer.

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(e) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(f) The Administrative Agent shall not be deemed to have knowledge that a Change of Control shall be deemed to have occurred unless the Administrative Agent has received notice from a Lender or a Loan Party specifying such Change of Control. In the event that the Administrative Agent receives such a notice of the occurrence of a Change of Control, the Administrative Agent shall give prompt notice thereof to the Lenders. No later than the fifteenth day after such notice is given to the Lenders, the Required Lenders may require, in a Repayment Notice, that all Loans be repaid and all Commitments be terminated, and, on the earlier to occur of (x) the fifteenth day after notice is given to the Lenders by the Administrative Agent and (y) the date on which the Administrative Agent shall have received Repayment Notices from Lenders constituting the Required Lenders, the Administrative Agent shall take the actions referred to in Section 2.05(e) as so requested.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuers directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

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Any resignation by JPMorgan as Administrative Agent or any successor Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

If the Person serving an Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Company and such Person, remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, L/C Agent, syndication agents, documentation agents or other agents or arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer or L/C Agent hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise

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(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid by such Loan Party and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent against such Loan Party (including, to the extent payable by such Loan Party, any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any such amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or an L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or an L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or an L/C Issuer in any such proceeding.

ARTICLE X.

MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

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(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 4.02 or of any Default shall not be deemed to be an extension or increase in the Commitment of any Lender);

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment (but excluding any mandatory prepayments, except those required under Section 2.05(e)(i)) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Loan Party to pay interest or Letter of Credit Fees at the Default Rate;

(e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) amend the definition of “Alternative Currency” without the written consent of each Lender directly affected thereby; or

(g) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender; or

(h) change any provision of Section 1.09 without the written consent of each Lender; or

(i) release the Company from the Company Guaranty without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) any Fee Letter may be

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amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of a Defaulting Lender may not be increased or extended without the consent of such Lender, (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender and (z) the reduction or postponement (including extension of maturity) of principal and/or interest payments of any Defaulting Lender shall require the consent of such Lender.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to a Loan Party, the Administrative Agent (other than as specified in subsection (a)(ii) below), an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02;

(ii) if to the Administrative Agent, in the case of Borrowings denominated in Alternative Currencies, to J.P. Morgan Europe Limited, Loans Agency 6th Floor, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: Loans Agency (Telecopy No. 44 207 777 2360);

(iii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

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(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to service of process or to notices to any Lender or L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Electronic System. ANY ELECTRONIC SYSTEM USED BY THE ADMINISTRATIVE AGENT IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF SUCH ELECTRONIC SYSTEMS, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR ANY ELECTRONIC SYSTEM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, an L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through any Electronic System, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, an L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

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(d) Change of Address, Etc. Each of the Loan Parties, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of any Electronic System in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of any Electronic System and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities Laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, the L/C Issuers, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this

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Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuers in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or an L/C Issuer (including the fees, charges and disbursements of any outside counsel for the Administrative Agent, any Lender or an L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable out-of-pocket expenses (including the fees, charges and disbursements of any outside counsel for any Indemnitee) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any environmental liability related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against such Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 10.4(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

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(c) Reimbursement by Lenders. To the extent that the Company for any reason fails indefeasibly to pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuers, the Swing Line Lender, or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, such Swing Line Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), an L/C Issuer or a Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such L/C Issuer or such Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuers and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

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10.05 Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, an L/C Issuer or any Lender, or the Administrative Agent, an L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

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(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender or an Affiliate of a Lender (in each case that is an NAIC Approved Lender); provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender with respect to such Lender;

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(C) the consent of the L/C Issuers (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Company or any of the Company’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vi) No Assignment Resulting in Additional Indemnified Taxes. No such assignment shall be made to any Person that, through its Lending Offices, is not capable of lending the applicable Alternative Currencies to the relevant Loan Parties without the imposition of any additional Indemnified Taxes.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, an L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage.

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Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Upon request, each Loan Party (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Loan Parties, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Loan Parties and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, any Loan Party or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under

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this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, each Loan Party agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the Company and except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a

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Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

(h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time JPMorgan assigns all of its Commitment and Loans pursuant to subsection (b) above, JPMorgan may, (i) upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of JPMorgan as L/C Issuer or Swing Line Lender, as the case may be. If JPMorgan resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If JPMorgan resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to JPMorgan effectively assume the obligations of JPMorgan with respect to such Letters of Credit.

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10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and each L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, service providers, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory or supervisory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners and bank examiners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Loan Party and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, an L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company. In addition, the Administrative Agent and the Lenders may disclose this existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments hereunder.

For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or an L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits

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(general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

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10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuers or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Company the right to replace a Lender as a party hereto, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Company shall have paid (or caused a Loan Party to pay) to the Administrative Agent the assignment fee specified in Section 10.06(b);

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(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Loan Party (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE COMPANY AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR

CREDIT AGREEMENT – PAGE 126

RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN WRITING IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between such Loan Party and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) such Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) with respect to the Administrative Agent and each of the Arrangers, each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Loan Party or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Arranger has any obligation to such Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Loan Party and its Affiliates, and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests to any Loan Party or its Affiliates. Each of the Loan Parties hereby agrees not to assert any claims that it may have against the Administrative Agent and each of the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

CREDIT AGREEMENT – PAGE 127

10.17 NAIC Approved Lender. Each Lender party to this Agreement as of the Closing Date represents and warrants to the Company that it is an NAIC Approved Lender.

10.18 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Act. The Company shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable Law).

CREDIT AGREEMENT – PAGE 128

10.20 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

10.21 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

ARTICLE XI.

CONTINUING COMPANY GUARANTY

11.01 Guaranty. The Company hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Loan Parties to the Lenders, arising hereunder and under the other Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Lenders in connection with the collection or enforcement thereof). The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Company, and conclusive for the purpose of establishing the amount of the Obligations, absent manifest error. This Company Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the Company under this Company Guaranty, and the Company hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

11.02 Rights of Lenders. Solely in its capacity as Guarantor hereunder and not as a borrower or in any other capacity, the Company consents and agrees that the Lenders may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise

CREDIT AGREEMENT – PAGE 129

change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Company Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuers and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, the Company consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Company under this Company Guaranty or which, but for this provision, might operate as a discharge of the Company.

11.03 Certain Waivers. Solely in its capacity as Guarantor hereunder and not as a borrower or in any other capacity, the Company waives (a) any defense arising by reason of any disability or other defense of the Loan Parties or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Lender) of the liability of any Loan Party; (b) any defense based on any claim that the Company’s obligations exceed or are more burdensome than those of the Loan Parties; (c) the benefit of any statute of limitations affecting the Company’ liability hereunder; (d) any right to proceed against any of the Loan Parties, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Lender whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Lender; and (f) to the fullest extent permitted by Law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. the Company expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Company Guaranty or of the existence, creation or incurrence of new or additional Obligations. As provided in Section 10.14 above, this Company Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

11.04 Obligations Independent. The obligations of the Company hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against the Company to enforce this Company Guaranty whether or not any Loan Party or any other person or entity is joined as a party.

11.05 Subrogation. The Company shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Company Guaranty until all of the Obligations and any amounts payable under this Company Guaranty have been indefeasibly paid and performed in full and the Commitments are terminated. If any amounts are paid to the Company in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Lenders to reduce the amount of the Obligations, whether matured or unmatured.

CREDIT AGREEMENT – PAGE 130

11.06 Termination; Reinstatement. This Company Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Company Guaranty are indefeasibly paid in full in cash and the Commitments with respect to the Obligations are terminated. Notwithstanding the foregoing, this Company Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Loan Party or the Company is made, or any of the Lenders exercises its right of setoff in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Lenders in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Lenders are in possession of or have released this Company Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Company under this paragraph shall survive termination of this Company Guaranty.

11.07 Subordination. The Company hereby subordinates the payment of all obligations and indebtedness of any Loan Party (other than the Company) owing to the Company, whether now existing or hereafter arising, including but not limited to any obligation of any Loan Party to the Company as subrogee of the Lenders or resulting from the Company’s performance under this Company Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Lenders so request, any such obligation or indebtedness of any Loan Party to the Company shall be enforced and performance received by the Company as trustee for the Lenders and the proceeds thereof shall be paid over to the Lenders on account of the Obligations, but without reducing or affecting in any manner the liability of the Company under this Company Guaranty.

11.08 Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against the Company or any Loan Party under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Company immediately upon demand by the Lenders.

11.09 Condition of Loan Parties. The Company acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each other Loan Party and any other guarantor such information concerning the financial condition, business and operations of each Loan Party and any such other guarantor as the Company requires, and that none of the Lenders has any duty, and the Company is not relying on the Lenders at any time, to disclose to the Company any information relating to the business, operations or financial condition of each Loan Party or any other guarantor (the Company waiving any duty on the part of the Lenders to disclose such information and any defense relating to the failure to provide the same).

[Remainder of Page Intentionally Left Blank.]

CREDIT AGREEMENT – PAGE 131

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

REINSURANCE GROUP OF AMERICA, INCORPORATED,
as the Company and as a Guarantor

By:	/s/ Brian Haynes
Name: Brian Haynes
Title: Senior Vice President and Treasurer

CREDIT AGREEMENT – SIGNATURE PAGE

JPMORGAN CHASE BANK N.A.,
as Administrative Agent, a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Richard Barracato
Name: Rick Barracato
Title: Vice President

CREDIT AGREEMENT – SIGNATURE PAGE

BANK OF AMERICA, N.A.,
as Joint Syndication Agent and as a Lender

By:	/s/ Chris Choi
Name: Chris Choi
Title: Director

CREDIT AGREEMENT – SIGNATURE PAGE

U.S. BANK, NATIONAL ASSOCIATION,
as Joint Syndication Agent and as a Lender

By:	/s/ Evan Glass
Name: Evan Glass
Title: Senior Vice President

CREDIT AGREEMENT – SIGNATURE PAGE

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Joint Syndication Agent and as a Lender

By:	/s/ K. Hanke
Name: Karen Hanke
Title: Managing Director

CREDIT AGREEMENT – SIGNATURE PAGE

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Vice President

CREDIT AGREEMENT – SIGNATURE PAGE

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Shakil Ahmed
Name: Shakil Y Ahmed
Title: Vice President

CREDIT AGREEMENT – SIGNATURE PAGE

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ James Cribbet
Name: James Cribbet
Title: Senior Vice President

CREDIT AGREEMENT – SIGNATURE PAGE

MIZUHO BANK, LTD.,
as a Lender

By:	/s/ David Lim
Name: David Lim
Title: Authorized Signatory

CREDIT AGREEMENT – SIGNATURE PAGE

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Patrizia Lloyd
Name: Patrizia Lloyd
Title: Authorized Signatory

CREDIT AGREEMENT – SIGNATURE PAGE

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By:	/s/ Glenn Schuermann
Name: Glenn Schuermann
Title: Director

CREDIT AGREEMENT – SIGNATURE PAGE

UBS AG, STAMFORD BRANCH,
as a Lender

By:	/s/ Lana Gifas
Name: Lana Gifas
Title: Director

By:	/s/ Jennifer Anderson
Name: Jennifer Anderson
Title: Associate Director

CREDIT AGREEMENT – SIGNATURE PAGE

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK,
as a Lender

By:	/s/ Jorge Fries
Name: Jorge Fries
Title: Managing Director

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, as a Lender

By:	/s/ Daniel Fahey
Name: Daniel Fahey
Title: Vice President

CREDIT AGREEMENT – SIGNATURE PAGE

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

CREDIT AGREEMENT – SIGNATURE PAGE

THE BANK OF NEW YORK MELLON,
as a Lender

By:	/s/ Ken Sneider
Name: Kenneth P. Sneider, Jr.
Title: Managing Director

CREDIT AGREEMENT – SIGNATURE PAGE

SOCIÉTÉ GÉNÉRALE,
as a Lender

By:	/s/ Shelley Yu
Name: Shelley Yu
Title: Director

CREDIT AGREEMENT – SIGNATURE PAGE

Schedule 2.01

Commitments, Pro Rata Revolving Shares

Lenders	Revolving Credit Commitment	Pro Rata Revolving Share
JPMorgan Chase Bank, N.A.	$74,000,000.00	8.706%
Bank of America, N.A.	74,000,000.00	8.706%
U.S. Bank, National Association	74,000,000.00	8.706%
Wells Fargo Bank, National Association	74,000,000.00	8.706%
Barclays Bank PLC	57,500,000.00	6.765%
HSBC Bank USA, National Association	57,500,000.00	6.765%
KeyBank National Association	57,500,000.00	6.765%
Mizuho Bank, Ltd.	57,500,000.00	6.765%
Royal Bank of Canada	57,500,000.00	6.765%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	57,500,000.00	6.765%
UBS AG, Stamford Branch	57,500,000.00	6.765%
Credit Agricole Corporate & Investment Bank	40,500,000.00	4.765%
Deutsche Bank AG New York Branch	40,500,000.00	4.765%
The Bank of New York Mellon	40,500,000.00	4.765%
Société Générale	30,000,000.00	3.529%

TOTAL	$850,000,000.00	100.00%

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

REINSURANCE GROUP OF AMERICA, INCORPORATED:

1370 Timberlake Manor Parkway

Chesterfield, MO 63017

Attention: Brian Haynes

Telephone: (636) 300-8838

Fax: (636) 736-7100

Electronic Mail: bhaynes@rgare.com

Website Address: www.rgare.com

With a copy to:

Bryan Cave LLP

One Metropolitan Square

211 North Broadway, Suite 3600

St. Louis, MO 63102

Attention: Karen Fries

Telephone: (314) 259-2635

Fax: (314) 259-2020

Electronic Mail: kwfries@bryancave.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments):

JPMorgan Chase Bank, N.A.

Loan and Agency Services Group

500 Stanton Christiana Road

Ops 2, 3rd Floor

Newark, Delaware 19713

Attention: Shannon Reaume

Fax: (302) 634-4733

Bank Name: JPMorgan Chase Bank, N.A.

ABA/Routing No.: 021000021

Account Name: LS2 Incoming Account

Account No.: 9008113381H3545

Ref: RGA Inc.

(for Loan Notices):

JPMorgan Chase Bank, N.A.

Loan and Agency Services Group

500 Stanton Christiana Road

Ops 2, 3rd Floor

Newark, Delaware 19713

Attention: Shannon Reaume

Fax: (302) 634-4733

With a copy to:

J.P. Morgan

383 Madison Ave., 23rd Floor

New York, New York 10179

Attention: Rick Barracato, Vice President

Fax: (212) 270-7449

Other Notices as Administrative Agent:

JPMorgan Chase Bank, N.A.

Loan and Agency Services Group

500 Stanton Christiana Road

Ops 2, 3rd Floor

Newark, Delaware 19713

Attention: Shannon Reaume

Fax: (302) 634-4733

With a copy to:

J.P. Morgan

383 Madison Ave., 23rd Floor

New York, New York 10179

Attention: Rick Barracato, Vice President

Fax: (212) 270-7449

and

Winstead PC

2728 N. Harwood Street

Dallas, TX 75201

Attention: Jennifer D. Knapek

Telephone: (214) 745-5230

Fax: (214) 745-5390

Electronic Mail: jknapek@winstead.com

L/C ISSUER:

Letter of Credit Applications and Other Notices as L/C Issuer:

JPMorgan Chase Bank, N.A.

Loan and Agency Services Group

500 Stanton Christiana Road

Ops 2, 3rd Floor

Newark, Delaware 19713

Attention: Shannon Reaume

Fax: (302) 634-4733

With a copy to:

Lynn.x.duffy@jpmorgan.com

JPM.standbyLC.ccb@jpmorgan.com

SBLC.advisory.support@jpmchase.com

SWING LINE LENDER:

Swing Line Loan Notices:

JPMorgan Chase Bank, N.A.

Loan and Agency Services Group

500 Stanton Christiana Road

Ops 2, 3rd Floor

Newark, Delaware 19713

Attention: Shannon Reaume

Fax: (302) 634-4733

With a copy to:

J.P. Morgan

383 Madison Ave., 23rd Floor

New York, New York 10179

Attention: Rick Barracato, Vice President

Fax: (212) 270-7449

Other Notices as Swing Line Lender:

JPMorgan Chase Bank, N.A.

Loan and Agency Services Group

500 Stanton Christiana Road

Ops 2, 3rd Floor

Newark, Delaware 19713

Attention: Shannon Reaume

Fax: (302) 634-4733

EXHIBIT A

FORM OF LOAN NOTICE

Date: ___________, _____

To:	JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 25, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), the Loan Parties from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Company hereby requests:

☐	A Borrowing of Loans

☐	A conversion of Loans

☐	A continuation of Eurocurrency Rate Loans

1.	On (a Business Day).

2.	In the principal amount of .

3.	Comprised of .

            [Base Rate Loans or Eurocurrency Rate Loans]

4.	In the following currency:

5.	For Eurocurrency Rate Loans: with an Interest Period of months.

[Remainder of Page Intentionally Left Blank]

Form of Loan Notice

A - 1

The Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

REINSURANCE GROUP OF AMERICA, INCORPORATED

By:
Name:
Title:

Form of Loan Notice

A - 2

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:             ,

To:	JPMorgan Chase Bank, N.A., as Swing Line Lender

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 25, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), the Loan Parties from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned hereby requests a Swing Line Loan:

1.	On (a Business Day).

2.	In the amount of $ .

[Remainder of Page Intentionally Left Blank]

Form of Swing Line Loan Notice

B - 1

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

REINSURANCE GROUP OF AMERICA, INCORPORATED

By:
Name:
Title:

Form of Swing Line Loan Notice

B - 2

EXHIBIT C

FORM OF NOTE

September 25, 2014

FOR VALUE RECEIVED, the undersigned (the “Company”) hereby promises to pay to                      or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Company under that certain Credit Agreement, dated as of September 25, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Reinsurance Group of America, Incorporated, a Missouri corporation, the Loan Parties from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Company promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.

The Company, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Form of Note

REINSURANCE GROUP OF AMERICA, INCORPORATED

By:
Name: Brian Haynes
Title: Senior Vice President and Treasurer

Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Note

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                    ,

To:	JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 25, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), the Loan Parties from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                      of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Company has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Company has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Company in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by such financial statements.

3. A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and

Form of Compliance Certificate

[select one:]

[to the best knowledge of the undersigned, during such fiscal period the Company performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of (i) each Loan Party contained in Article V of the Agreement (other than Section 5.06) and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

[Remainder of Page Intentionally Left Blank]

Form of Compliance Certificate

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     , 201    .

REINSURANCE GROUP OF AMERICA, INCORPORATED

By:
Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended                      (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I. Section 7.10(a) – Consolidated Net Worth.

A.     Consolidated Net Worth at Statement Date
[defined as consolidated stockholders’ equity of the Company and its Consolidated Subsidiaries (without any adjustments included in “accumulated other comprehensive income or loss” according to FASB ASC 220)]:

$_______________

B. Minimum Required:

1. $3,500,000,000	$_______________

Compliance [Yes or No]:	_______________

II. Section 7.10(b) – Consolidated Indebtedness to Total Capitalization.

A. Consolidated Indebtedness at Statement Date:	$_______________

B. Adjusted Consolidated Net Worth at Statement Date:

1. Consolidated Net Worth (Line I.A):	$_______________

2. consolidated Mandatorily Redeemable Stock (except to the extent deducted in calculating Consolidated Net Worth):	$_______________

3. aggregate outstanding amount of Hybrid Securities (not in excess of Hybrid Exclusion Amount):	$_______________

4. Adjusted Consolidated Net Worth (Lines II.B.1–II.B.2+II.B.3):	$_______________

Maximum Permitted [35% of (Lines II.A+II.B.4)]: Compliance [Yes or No]:	_______________ _______________

Form of Compliance Certificate

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ______________________________

                          ______________________________

2.	Assignee: ______________________________

______________________________

for Assignee, indicate Affiliate of [identify Lender]

3.	Loan Party: Reinsurance Group of America, Incorporated

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

Form of Assignment and Assumption

5.	Credit Agreement: Credit Agreement, dated as of September 25, 2014, among Reinsurance Group of America, Incorporated, a Missouri corporation, the other Loan Parties, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer

6.	Assigned Interest:

Assignor	Assignee	Facility Assigned	Aggregate Amount of Commitment for all Lenders	Amount of Commitment Assigned	Percentage Assigned of Commitment Loans		CUSIP Number
		________	$	$		%
		________	$	$		%
		________	$	$		%
7.	Trade Date:

Effective Date:                     , 201    .

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Form of Assignment and Assumption

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Name:
Title:

[Consented to:

REINSURANCE GROUP OF AMERICA, INCORPORATED

By:
Name:
Title:]

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v), and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Form of Assignment and Assumption

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Form of Assignment and Assumption

EXHIBIT F

LOAN PARTY REQUEST AND ASSUMPTION AGREEMENT

Date:                     ,

To:	JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

This Loan Party Request and Assumption Agreement is made and delivered pursuant to Section 2.14 of that certain Credit Agreement, dated as of September 25, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), the Loan Parties from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Loan Party Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that [            ], a                              (the “Applicant Loan Party”) is a Subsidiary of the Company.

The documents and information required to be delivered to the Administrative Agent under Section 2.14 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

Complete if the Applicant Loan Party is a Domestic Subsidiary: The true and correct U.S. taxpayer identification number of the Applicant Loan Party is                     .

Complete if the Applicant Loan Party is a Foreign Subsidiary: The true and correct unique identification number that has been issued to the Applicant Loan Party by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

The parties hereto hereby confirm that with effect from the date of the Loan Party Notice for the Applicant Loan Party, the Applicant Loan Party shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Applicant Loan Party would have had if the Applicant Loan Party had been an original party to the Credit Agreement as a Loan Party. Effective as of the date of the Loan Party Notice for the Applicant Loan Party, the Applicant Loan Party confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.

Loan Party Request and Assumption Agreement

The parties hereto hereby request that the Applicant Loan Party be entitled to [receive Loans] [and/or] [have Letters of Credit issued for its account] under the Credit Agreement, and understand, acknowledge and agree that neither the Applicant Loan Party nor the Company on its behalf shall have any right to request any [Loans] [and/or] [Letters of Credit] for its account unless and until the date two Business Days after the effective date designated by the Administrative Agent in a Loan Party Notice delivered to the Company and the Lenders pursuant to Section 2.14 of the Credit Agreement.

This Loan Party Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

THIS LOAN PARTY REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

Loan Party Request and Assumption Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Loan Party Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

REINSURANCE GROUP OF AMERICA, INCORPORATED

By:
Name:
Title:

[APPLICANT LOAN PARTY]

By:
Name:
Title:

Loan Party Request and Assumption Agreement

EXHIBIT G

LOAN PARTY NOTICE

Date:                     ,

To:	Reinsurance Group of America, Incorporated

The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

This Loan Party Notice is made and delivered pursuant to Section 2.14 of that certain Credit Agreement, dated as of September 25, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), the Loan Parties from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Loan Party Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The Administrative Agent hereby notifies Company and the Lenders that effective as of the date hereof [            ] shall be a Loan Party and may receive [Loans] [and/or] [Letters of Credit] for its account on the terms and conditions set forth in the Credit Agreement.

The Loan Party’s jurisdiction of organization is [            ] and the Loan Party’s tax identification number is [            ].

With respect to all documents and information required to be provided by the Loan Party under Section 2.14(b) of the Credit Agreement, the Administrative Agent has provided all documents and information provided by the Loan Party to the Lenders.

This Loan Party Notice shall constitute a Loan Document under the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

Loan Party Notice

G - 1

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Loan Party Notice

G - 2

EXHIBIT H-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of September 25, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), the Loan Parties from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Section 3.01(f)(ii)(B) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 201

EXHIBIT H-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of September 25, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), the Loan Parties from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Section 3.01(f)(ii)(B) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 201

EXHIBIT H-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of September 25, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), the Loan Parties from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Section 3.01(f)(ii)(B) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 201

EXHIBIT H-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of September 25, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), the Loan Parties from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Section 3.01(f)(ii)(B) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 201

H - 4